UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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ONCOGENEX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION
ONCOGENEX PHARMACEUTICALS, INC.
1522 217th Place S.E. Suite 100
Bothell, Washington 98021
[        ], 2010
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of stockholders of OncoGenex Pharmaceuticals, Inc. on [        ], 2010, at [        ] local time. The Annual Meeting will be held in the offices of Dorsey & Whitney LLP at 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104-7043.
The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the Annual Meeting, you may, of course, revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
We look forward to seeing you at the Annual Meeting.
Sincerely,

/s/ SCOTT CORMACK Scott Cormack President and Chief Executive Officer

ONCOGENEX PHARMACEUTICALS, INC.
1522 217th Place S.E. Suite 100
Bothell, Washington 98021
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OncoGenex Pharmaceuticals, Inc., a Delaware corporation, will be held on [        ], 2010, at [        ] local time. The Annual Meeting will be held in the offices of Dorsey & Whitney LLP at 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104-7043, for the following purposes:
1.	To elect six directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010;

3.	To approve the 2010 Performance Incentive Plan;
4.	To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000; and
5.	To transact such other business as may properly come before the Annual Meeting.
Only stockholders of record at the close of business on [        ], 2010 are entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our headquarters at the above address.

By Order of the Board of Directors,
/s/ SCOTT CORMACK
Scott Cormack
Secretary

Bothell, Washington
[        ], 2010
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

ONCOGENEX PHARMACEUTICALS, INC.
1522 217th Place S.E. Suite 100
Bothell, Washington 98021
PROXY STATEMENT FOR
2010 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on [        ], 2010, at [        ] local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.
The Annual Meeting will be held on [        ], 2010 at the offices of Dorsey & Whitney LLP at 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104-7043. This Proxy Statement and accompanying proxy card will first be mailed on or about [        ], 2010 to all stockholders entitled to vote at the Annual Meeting.
Voting Rights
Only stockholders of record at the close of business on [        ], 2010, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on [        ], 2010, we had [_____] shares of common stock outstanding and no shares of preferred stock outstanding.
Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted upon.
All stockholders entitled to vote at the Annual Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes equal to the number of votes that the stockholder would be entitled to cast for the election of directors with respect to the stockholder’s shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to voting, and any stockholder has given notice, at the Annual Meeting and prior to commencement of voting, of such stockholder’s intention to cumulate votes. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.
How to Vote Your Shares
YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote your proxy.
Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

By Internet:	Go to the website indicated on the enclosed proxy and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.
If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote by proxy may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Even if you have given your proxy, you still may vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Directions to Dorsey & Whitney LLP at 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104-7043 can be found on its website at www.dorsey.com/seattle.
Voting of Proxies
All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010, FOR the approval of the 2010 Performance Incentive Plan, FOR the approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000; and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting.
Revocability of Proxies
You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering a written notice of revocation or another proxy with a later date to our Corporate Secretary at our headquarters at 1522 217th Place S.E. Suite 100 Bothell, Washington 98021. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
Votes Required to Approve Matters Presented at the Annual Meeting
Our directors are elected by a plurality of the votes of shares of common stock cast at the Annual Meeting. Ratification of the selection of Ernst & Young LLP as our independent auditors and approval of the 2010 Performance Incentive Plan each require the affirmative vote of the majority of the shares of common stock cast upon the proposal at the Annual Meeting. Approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000 requires the affirmative vote of the majority of the outstanding shares of common stock at the close of business on [        ], 2010.
Generally, a broker non-vote occurs when a broker, bank or other nominee holding shares in “street name” for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
A nominee is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of Ernst & Young LLP as our independent auditors, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a nominee is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters. We anticipate that the election of our directors, the approval of the 2010 Performance Incentive Plan and the approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000 will be treated as non-routine matters.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your bank, broker, or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business. However, broker non-votes, as well as abstentions from voting, will not be treated as votes cast and, therefore, will have no effect on the election of directors, ratification of the selection of Ernst & Young LLP as our independent auditors and approval of the 2010 Performance Incentive Plan. Because approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000 requires the affirmative vote of the majority of shares of common stock entitled to vote on the proposal, as opposed to shares entitled to vote and cast at the Annual Meeting, broker non-votes and abstentions will have the effect of votes against the approval of said amendment.
Quorum
The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Solicitation of Proxies
We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that, collectively, are not expected to exceed $20,000. The Company will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.
Availability of Proxy Statement and Annual Report on Form 10-K
Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.sec.gov and on our website at http://ir.oncogenex.com/financials.cfm. We have provided herewith, to each stockholder of record as of [        ], 2010, a copy of our consolidated financial statements and related information included with our Annual Report on Form 10-K for fiscal year 2009. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2009, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: OncoGenex Pharmaceuticals, Inc., 1522 217th Place S.E. Suite 100, Bothell, Washington 98021, Attention: Secretary.

BOARD OF DIRECTORS
General
Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are seven members of the Board of Directors. The following table sets forth certain information with respect to our current directors. The ages of such persons are shown as of December 31, 2009.

Name and Municipality
of Residence	Age	Position with the Company	Director Since
Scott Cormack Richmond, Canada	44	Director, President, Chief Executive Officer and Secretary	2008

Michelle Burris Sammamish, Washington	44	Director, Chairperson of the Audit Committee, Chairperson of the Nominating and Governance Committee and Member of the Compensation Committee	2004

Neil Clendeninn Hanalei, Hawaii	59	Director, Member of the Compensation Committee, Member of the Nominating and Governance Committee and Member of the Audit Committee	2008

Jack Goldstein(1) Kamuela, Hawaii	62	Chairman of the Board of Directors	2010

Michael Martino Woodinville, Washington	54	Director, Member of the Nominating and Governance Committee	1998

Stewart Parker(1) Seattle, Washington	54	Director	2010

Dwight Winstead San Diego, California	61	Director, Chairperson of the Compensation Committee, Member of the Audit Committee and Member of the Nominating and Governance Committee	1995

(1)	Appointed by resolution of the Board of Directors on March 23, 2010.
During 2009, until his resignation on November 23, 2009, Patrick Brady served as a director, member of our Audit Committee and as Chairperson of the Nominating and Governance Committee.
The Board of Directors held a total of 21 meetings during fiscal year 2009. During fiscal year 2009, each of our incumbent directors attended at least 85% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.
Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, we encourage directors to attend, and historically, most have done so. All directors serving at the time of the 2009 annual meeting were in attendance.
Set forth below are the names of, and certain information concerning, our current directors.
Scott Cormack, 44, has been President, Chief Executive Officer and Director of the Company since August 2008, and has been Secretary of the Company since February 2010. He was a co-founder of OncoGenex Technologies, with respect to which he has been President since May 2000, Chief Executive Officer since February 2002 and a member of its Board of Directors since May 2000. Mr. Cormack served as interim President, CEO and Chairman of the Board of Salpep Biotechnology Inc., an asthma and inflammation biotechnology company, from 2000 to 2001. From 1998 to 2001, Mr. Cormack served as Vice President of Milestone Medica Corporation, a seed venture capital firm investing in life sciences opportunities. From 1995 to 1998, Mr. Cormack served as Chief Operating Officer of NeuroSpheres Ltd, a neural stem cell biotechnology company. Mr. Cormack was President and founder of For Tomorrow, a sole proprietorship engaged in business consulting, from 1991 to 1999. From 1986 to 1988, Mr. Cormack served as Territory Manager of Vetrepharm Inc. (now Bioniche Life Sciences, Inc.), a biopharmaceutical company developing products for human and animal health markets, and from 1988 to 1991 served as Technology Manager, Immunomodulators of Vetrepharm Inc. From October 2005 to October 2008, Mr. Cormack has served as Director of Life Sciences British Columbia. Mr. Cormack holds a Bachelor of Science degree from the University of Alberta. The determination was made that Mr. Cormack should serve on our Board of Directors due to our belief that it is of importance that the Board of Directors have the benefit of management’s perspective, and in particular, that of the Chief Executive Officer.

Michelle Burris, 44, has been a director of the Company since May 2004. Ms. Burris is currently Senior Vice President and Chief Operating Officer of Trubion Pharmaceuticals, Inc, a position she has held since November 2009. From February 2006 to November 2009 she served as Senior Vice President and Chief Financial Officer. From August 2005 to January 2006, Ms. Burris served as Senior Vice President and Chief Financial Officer at Dendreon Corporation. From January 2001 to July 2005, she served as Senior Vice President and Chief Financial Officer at Corixa Corporation, which was sold to GlaxoSmithKline in 2005. Ms. Burris had worked at Corixa since its inception in 1994, and prior to her last position at the firm, had served in various capacities of increasing responsibility in finance and operations. Prior to Corixa, Ms. Burris held several finance and strategic planning positions at The Boeing Company. Ms. Burris is on the Advisory Board of Albers School of Business and Economics at Seattle University. She received a Post Graduate Certificate in accounting and an MBA from Seattle University, and a B.S. from George Mason University. Ms. Burris received her Certified Public Accountant Certification from the State of Washington; however, she is no longer an active CPA. The determination was made that Ms. Burris should serve on our Board of Directors due to her executive level experience in public development-stage oncology-focused biotechnology companies.
Neil Clendeninn, M.D., Ph.D., 59, has served as a director of the Company since August 2008. Additionally, he has served as a member of OncoGenex Technologies’ Board of Directors since September 2004. Dr. Clendeninn served as Corporate Vice President, Head of Clinical Affairs of Agouron Pharmaceuticals, Inc., a subsidiary of Pfizer Inc., from 1993 until his retirement in 2001. Dr. Clendeninn holds a B.A. Biology/Chemistry from Wesleyan University, and a Ph.D. Microbiology/Pharmacology and M.D. from New York University. The determination was made that Dr. Clendeninn should serve on our Board of Directors due to his training and experience as a medical oncologist and his executive level experience in public development-stage oncology-focused companies.
Jack Goldstein, Ph.D., 62, has served as Chairman of the Board of Directors of the Company since March 2010. Dr. Goldstein was President and Chief Operating Officer of Chiron Corporation until its acquisition by Novartis in April 2006. Before Chiron, he spent two years as a general partner at Windamere Venture Partners, preceded by four years at Applied Imaging Corporation, first as president and Chief Executive Officer and later as chairman. Dr. Goldstein spent over a decade at Ortho Diagnostic Systems, a Johnson & Johnson company, in various executive positions, including four years as president. He was earlier vice president of research and development at a division of Baxter Healthcare Corporation. Dr. Goldstein earned a bachelor of art degree in biology from Rider University, a Master of Science degree in immunology, and doctorate in microbiology from St. John’s University. He currently sits on the board of directors of Illumina, Inc., and Orasure Technologies Inc. The determination was made that Dr. Goldstein should serve on our Board of Directors as a result of his extensive experience as a senior executive and as a chair of both publicly held and privately held biotechnology or pharmaceutical company boards of directors.
Michael Martino, 54, has been a director of the Company (previously Sonus Pharmaceuticals, Inc. (“Sonus”)) since September 1998. Mr. Martino is currently the SVP of Innovation, Business Development and Strategy of CareFusion. Prior to his position at CareFusion, he was the Chief Executive Officer of Arzeda Corp. Mr. Martino was the President and Chief Executive Officer of Sonus from July 1999 until the reverse takeover of Sonus by OncoGenex Technologies Inc. in August 2008. From September 1998 to July 1999, he was the President and Chief Operating Officer of Sonus. From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Medicine Division. Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Tech. He sits on the Presidents Advisory Board of Roanoke College and is a member of the Board of Trustees of Cascadia Community College. In addition, Mr. Martino is a past Chairman of the Board of the Washington Biotechnology and Biomedical Association (WBBA). The determination was made that Mr. Martino should serve on our Board of Directors as a result of his significant experience in the areas of business development, corporate governance, and public company expertise.
Stewart Parker, 54, has served as a director of the Company since March 2010. Ms. Parker managed the formation of Targeted Genetics as a wholly owned subsidiary of Immunex Corporation (Immunex was subsequently acquired by Amgen) and served as president, Chief Executive Officer and a director of Targeted Genetics since its spinout from Immunex in 1992 to 2008. She served in various capacities at Immunex from August 1981 through December 1991, most recently as vice president, corporate development. Ms. Parker also served as president and a director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products, from February 1991 to January 1993. She has served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry, and as a director of several privately held companies. Ms. Parker received her B.A. and M.B.A. from the University of Washington. The determination was made that Ms. Parker should serve on our Board of Directors due to her executive leadership experience in development stage clinical development, public company expertise, and business development for pharmaceuticals and biologics.

Dwight Winstead, 61, has served as a director of the Company since July 1995. Mr. Winstead is currently President and Chief Operating Officer of CareFusion (CFN). Prior to his current position at CFN, he served as Chief Operating Officer of Cardinal Health Clinical and Medical Products (CMP), a subsidiary of Cardinal Health, Inc., Group President of Cardinal Health Clinical Technologies and Services, (CTS), Group President of Clinical Services and Consulting and President of Pyxis Products, formerly known as AIS (Automated Information Services) since 1997. From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991. Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions in several companies, including Ortho Instruments and Worthington Diagnostics. Mr. Winstead holds a B.S. from Delta State University. The determination was made that Mr. Winstead should serve on our Board of Directors due to the fact that he has provided leadership and direction to the Company for fifteen years through the multiple stages of growth and transition of the Company, as well as significant expertise in the area of executive compensation.
Director Independence
Our Board of Directors has determined that each of our nominees for director and current directors, other than Mr. Martino and Mr. Cormack, are “independent” under the applicable Securities and Exchange Commission (“SEC”) rules and the criteria established by the NASDAQ Capital Market (“NASDAQ”). In addition, prior to his resignation from the Board of Directors effective November 23, 2009, Patrick Brady was also determined to be “independent” under the foregoing standards.
Relationships Among Directors, Executive Officers and Director Nominees
There are no family relationships between any director, executive officer or director nominee.
Stockholder Communication with the Board
Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Secretary, OncoGenex Pharmaceuticals Inc., 1522 217th Place S.E. Suite 100, Bothell, Washington 98021. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address.
Related Party Transactions Policy and Procedure
Our Audit Committee is responsible for reviewing and approving all related party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Our Code of Conduct and Business Ethics requires our executive officers and directors to report any conflicts of interest with the interests of the Company to our Audit Committee, and generally prohibits our executive officers and directors from conflicts of interest with the interests of the Company. Waivers of our Code of Conduct and Business Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by NASDAQ and any other applicable stock exchange’s rules, our Nominating and Governance Committee. The Company does not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares.
We have determined that there were no reportable related party transactions to disclose in fiscal year 2009.
Board Committees
The Board of Directors has established various separately-designated standing committees to assist it with the performance of its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee. The Board of Directors has adopted written charters for each of these committees which are available on our website at http://ir.oncogenex.com under “Corporate Governance.” The chair of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.
Our Board of Directors has established the following three committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Governance Committee.

Audit Committee and Audit Committee Financial Expert
The Board of Directors of the Company has a standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), comprised of Michelle Burris (Chairperson), Neil Clendeninn and Dwight Winstead, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements for audit committee members. In addition, prior to his resignation on November 23, 2009, Patrick Brady served on the Audit Committee, and satisfied the foregoing standards. The Board of Directors has also determined that Michelle Burris is an “audit committee financial expert,” as defined by the applicable rules of the SEC. The Audit Committee held six meetings during fiscal year 2009.
Audit Committee Responsibilities
The Audit Committee is responsible for, among other things:
•	reviewing the independence, qualifications, services, fees, and performance of the independent auditors;
•	appointing, replacing and discharging the independent auditors;
•	pre-approving the professional services provided by the independent auditors;
•	reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors; and
•	reviewing the Company’s financial reporting and accounting policies, including any significant changes, with management and the independent auditors.
A more detailed description of the Audit Committee’s functions can be found in our Audit Committee charter at http://ir.oncogenex.com/governance.cfm or by writing to us at 1522 217th Place, S.E. Suite 100, Bothell, Washington 98021, Attention: Secretary.
Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Auditors” for further matters related to the Audit Committee.
Compensation Committee
The Compensation Committee currently consists of Dwight Winstead (Chairperson), Neil Clendeninn and Michelle Burris, each of whom the Board of Directors has determined satisfy the applicable SEC and NASDAQ independence requirements.
The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee held four meetings during fiscal year 2009. Each member of the Compensation Committee is an outside director under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).
The 2009 compensation review process for director and executive compensation was a wholly internal process. Pursuant thereto, the Chief Executive Officer made recommendations (excluding with respect to himself) to the Compensation Committee, which in turn made recommendations to the Board of Directors, with respect to compensation levels for the directors and officers. As part of its evaluation of compensation levels for the 2010 fiscal year, the Compensation Committee recommended and the Board of Directors approved the retention of Radford to review compensation levels of our directors, committee members and executive officers. Radford is a provider of compensation market intelligence to the technology and life sciences industries. The Compensation Committee instructed Radford to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and making recommendations as to compensation levels for executive compensation and market practices for executive agreements. With respect to director and committee compensation, Radford was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. With respect to executive officer compensation, Radford was instructed to benchmark and make recommendations regarding base salary, target total cash (base salary plus target cash incentives) and the amounts and terms of long-term equity incentive awards. The Chief Executive Officer then made recommendations to the Compensation Committee regarding compensation levels for the directors, committee members and executive officers, excluding himself, based on Radford’s recommendations for each. The Compensation Committee, in turn, made recommendations to the Board of Directors.
Please see the sections entitled “Compensation Discussion and Analysis” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee
Among other things, the Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees our establishment of and compliance with appropriate governance standards. The Nominating and Governance Committee currently consists of Michelle Burris (Chairperson), Neil Clendeninn and Michael Martino. Additionally, prior to his resignation on November 23, 2009, Patrick Brady served as the Chairperson of the Nominating and Governance Committee. The Board of Directors has determined that each of the foregoing current and former members, other than Mr. Martino, satisfy or satisfied, as applicable, the SEC and NASDAQ independence requirements. Mr. Martino was appointed to the Nominating and Governance Committee pursuant to a NASDAQ provision that permits the appointment of one non-independent member to the Nominating and Governance Committee if the Board of Directors determines that such appointment is required by the best interests of the Company and its stockholders. Immediately prior to appointing Mr. Martino to the Nominating and Governance Committee, the Board of Directors determined that his appointment was required by the best interests of the Company and its stockholders as a result of Mr. Martino’s familiarity with the Company’s corporate governance policies and the value of continuity to the Company and its stockholders. The Board of Directors also amended the terms of the Nominating and Governance Committee Charter to expressly permit the appointment of one non-independent member, where permitted by NASDAQ and applicable law. The Nominating and Governance Committee held two meetings during fiscal year 2009.
Board Leadership Structure
During the 2009 fiscal year and until March 23, 2010, the Company did not have a Chairperson of the Board of Directors. The Company believed this structure to be appropriate until a candidate was identified with extensive experience as a senior executive and as a chair of biotechnology or pharmaceutical company boards of directors. Effective March 23, 2010, Jack Goldstein, a non-employee independent director, was appointed as the Chairperson of our Board of Directors. We do not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer. However, the Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management. In addition, separating these roles allows Mr. Cormack to focus his efforts on running our business and managing the day-to-day challenges faced by our Company, while allowing the Board of Directors to benefit from Dr. Goldstein’s extensive experience as a director of various public companies. The Board of Directors believes Dr. Goldstein is best suited to be Chairperson of the Board of Directors because of his extensive experience as a senior executive and as a chair of biotechnology or pharmaceutical company boards of directors, as well as his availability of time to dedicate to the position.
The Chairperson of the Board of Directors is responsible for managing the business of the Board of Directors, including setting the agenda (with the input of directors and management), facilitating communication among directors, presiding at meetings of the Board of Directors and shareholders, sitting as chair at each regularly scheduled Board of Directors meetings and providing support and counsel to the Chief Executive Officer.
Board’s Role in Risk Oversight
While Company management is charged with the day-to-day management of risks the Company faces, the Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to the Company’s accounting, auditing and financial reporting practices. In addition, annually, the Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company’s principal risks, both financial and non-financial, and reviews updates on these risks from management. The Audit Committee assesses the adequacy of the implementation of appropriate systems to mitigate and manage risks. In addition, under our Code of Business Conduct and Ethics, the Audit Committee is charged with the responsibility of considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee and Nominating and Governance Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors ultimately approves any changes in corporate policies, including those pertaining to risk management.
The Board of Directors has also adopted a Whistle Blowing Policy, which provides a means by which concerns about actual and suspected violations of the Company’s Code of Business Conduct and Ethics and other public interest matters are to be ultimately reported to the Chair of the Audit Committee. Under the policy, the Chair of the Audit Committee determines whether, and, if so, how, an investigation is to be conducted, and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Director Nomination Process
Director Qualifications
Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with the Company’s values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the appropriate size of the Board of Directors, the Company’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of the pharmaceutical industry, the nominee’s availability to attend Board of Directors and committee meetings, familiarity with national and international business matters, experience with accounting rules and practices, and professional expertise and experience beneficial to the achievement of the Company’s strategic goals. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. Additionally, in accordance with the applicable securities laws and NASDAQ requirements, a majority of the members of the Board of Directors must be “independent”. The Company does not have a formal or informal policy regarding diversity. The Company believes it is aligned with diversity interests since the composition of the Company’s director nominees includes four males, one of African American decent, and two females.
Identification of Nominees By the Board of Directors
The Nominating and Governance Committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit ideas for possible candidates from members of the Board of Directors, senior level executives and individuals personally known to the members of the Board of Directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.
In March 2009, the Company engaged Kazan International (“Kazan”), an executive search firm specializing in the life sciences industry, to identify potential director candidates. The Nominating and Governance Committee approved a position specification outlining potential board candidate characteristics it believed were desirable based on the skill set of the existing board and the Company’s anticipated future needs and growth. We temporarily suspended our director search pending securing a corporate partner to further advance our lead product candidate, since we believed we could attract higher quality candidates in the event we secured a development partner because of the Company’s improved financial condition. In January 2010, following completion of a partnering transaction, the search with Kazan International was re-initiated and a revised position specification was approved by the Nominating and Governance Committee. Kazan then presented a pool of candidates meeting the specified criteria. The chair of the Nominating and Governance Committee and the Chief Executive Officer conducted initial independent interviews and then advanced candidates they believed to be most aligned to the criteria described in the position description for interview by the Board of Directors. Kazan identified two of the director candidates while the third was introduced to us by a third party. Kazan assessed all candidates, including the individual introduced to us by the third party.
Stockholder Nominations
Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:
•	the name and address of the stockholder proposing such business (each such stockholder, a “Nominating Person”);
•	the class and number of shares of the Company that are owned beneficially by each Nominating Person;
•	with respect to each director nominee proposed by a stockholder, such nominee’s written consent to being named in the Company’s Proxy Statement as a nominee and to serving as a director, if elected;
•	as to each person, if any, whom the Nominating Person proposes to nominate for election as a director: the name, age, business address and residence address of such person, the principal occupation or employment of such person and the class and number of shares of the Company that are beneficially owned by such person; and
•	such other information regarding each Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder.

To be timely, a stockholder’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, OncoGenex Pharmaceuticals, Inc., 1522 217th Place S.E. Suite 100, Bothell, Washington 98021, not less than 45 calendar days nor more than 90 calendar days prior to the meeting. However, in the event that less than 55 calendar days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made.
Code of Ethics
We believe that sound corporate governance policies are essential to earning and retaining the trust of investors. We are committed to maintaining the highest standards of integrity. The Company has adopted a Code of Business Conduct and Ethics that is applicable to its principal executive officer and principal financial and accounting officer, as well as to all other employees of the Company, and has posted such code on the Company’s website at http://ir.oncogenex.com/governance.cfm.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees
The following persons are our 2010 director nominees, each of whom were recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at this year’s Annual Meeting:
•	Scott Cormack
•	Michelle Burris
•	Neil Clendeninn
•	Jack Goldstein
•	Martin Mattingly
•	Stewart Parker
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or decline to serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified.
During fiscal year 2009, the following individuals served on our Board of Directors: Neil Clendeninn, Michelle Burris, Dwight Winstead, Scott Cormack, and Michael Martino. In addition, Patrick Brady served on our Board of Directors until his resignation in November 2009. Our current directors are Michelle Burris, Neil Clendeninn, Jack Goldstein, Scott Cormack, Michael Martino, Stewart Parker and Dwight Winstead. Mr. Martino and Mr. Winstead are not seeking re-election at the Annual Meeting.
Biographies of the aforementioned 2010 director nominees are located above under the heading “Board of Directors — General”, with the exception of Martin Mattingly, whose biography is set forth below.
Martin Mattingly, 53, is a director nominee for election at the Annual Meeting. Since November 2007, Dr. Mattingly has served as the Chief Executive Officer and member of the board of directors of Trimeris, Inc. Prior to that time, Dr. Mattingly was employed at Ambrx, Inc. where he served as President and Chief Executive Officer from 2005 to 2007. Prior to that, Dr. Mattingly served as Executive Vice President and Chief Operating Officer at CancerVax from 2003 to 2005. From 1996 to 2003, he provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. (“Agouron”) and Pfizer, Inc. (“Pfizer”). These assignments included General Manager of the Agouron HIV division; Vice President, Product Development Group at Pfizer; and Vice President, Global Marketing Planning at Pfizer. From 1983 to 1996, Dr. Mattingly held various positions in oncology marketing and sales management at Eli Lilly and Company. Dr. Mattingly holds a Doctor of Pharmacy degree from the University of Kentucky. The determination was made that Dr. Mattingly should serve on the Board of Directors as a result of his executive leadership experience in late stage clinical development, public company expertise, commercialization and business development for pharmaceuticals and biologics.
Director Compensation Overview
Our Compensation Committee charter provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and an award of stock options exercisable to purchase shares of common stock of the Company. No employee of the Company is entitled to compensation for service as a director. For the 2009 fiscal year, no additional compensation was paid to any director for serving on any committee of the Board of Directors, for being the Chair of any committee or for attending meetings. The compensation paid during 2009 is as set forth in the table below under the heading “Director Compensation Paid for 2009.” The Company’s new director compensation policy adopted for in 2010, and to be effective as of the date of the Annual Meeting, is as set forth below under the heading “Current Director Compensation”. Prior to March 2009, the award of stock options was determined by the Compensation Committee, as the administrator of the applicable stock option plans of the Corporation. In March 2009, the Company changed its policy such that the Compensation Committee recommends to the Board of Directors awards of stock options, and the Board of Directors makes the ultimate grants.
Peer Group Used for Benchmarking Compensation
At least every two years or upon direction of the Compensation Committee, management reviews peer group data to determine whether total direct compensation, and each component of the compensation package, are approximately equal to the targeted fiftieth percentile for director compensation of the Company’s peer company list. Based on such review, management makes any recommendations to the Compensation Committee deemed necessary to align the director compensation with the foregoing peer group target. The peer group companies are amended from time to time at the discretion of the Board of Directors.

For the 2009 fiscal year, the peer group list was comprised of the following companies:
Cell Genesys
Cell Therapeutics
Emisphere Technologies
Introgen Therapeutics
Novacea
Penwest Pharmaceuticals
Peregrine Pharmaceuticals
SuperGen
Trubion
Avalon
Curagen
Cyclacel
Entremed
Sunesis
Ziopharm
In consideration of the Company’s change in market capitalization and number of employees, for purposes of establishing compensation as of the date of this year’s Annual Meeting, the Compensation Committee recommended, and the Board of Directors approved, a revised peer group based on the following characteristics:
•	Pre-commercial life sciences companies in late stages of product development;
•	Companies located in biotechnology hub markets (Seattle, San Francisco, San Diego and Boston) to reflect the recruiting market for executive talent;
•	Companies with market values between $100 million and $500 million; and
•	Companies with generally less than 100 employees.
Research and development spending, cash on-hand and enterprise value were examined as additional metrics to help determine appropriate peer companies. Based on the foregoing criteria, and the recommendations of Radford, the Compensation Committee recommended, and the Board of Directors approved, the following peer group for purposes of establishing 2010 compensation:
Amicus Therapeutics
Anadys Pharmaceuticals
Arqule
ARYX Therapeutics
Cell Therapeutics
Celldex Therapeutics
Cytokinetics
CytRx
Depomed
Maxygen
Medivation
Molecular Insight Pharmaceuticals
Neurogesx
Optimer Pharmceuticals
Orexigen Therapeutics
Oxigene
Pain Therapeutics
Peregrine Pharmaceuticals
Poniard
SuperGen
Trubion

Director Compensation Policy
2009 Director Compensation
In March 2009, the Board of Directors established the compensation for non-employee directors in connection with their service on the Board of Directors and its committees, as follows:
•	An annual retainer of $65,000 will be paid quarterly to each non-employee Chair or lead director of the Board of Directors, if any, and an annual retainer of $44,000 will be paid quarterly for all other non-employee directors. The annual cash compensation will be paid in four quarterly installments, with such payments being paid in arrears of director services provided and within ten days following the completion of the calendar quarter. Each quarterly payment is conditioned upon the director remaining a director of the Company on the date of the payment.
•	Directors will be reimbursed for certain expenses incurred for meetings of the Board of Directors (or its committees) attended.
•	For a newly appointed or elected director, an initial stock option grant will be awarded such that the number of shares of common stock subject thereto shall be equal to the number that results in the award having a Value (defined below) of $55,000, subject to a maximum of 20,000 shares. Each initial stock option grant shall vest quarterly over three years.
•	For a director re-elected by the stockholders of the Company at the annual meeting, an annual stock option grant will be awarded such that the number of shares of common stock subject thereto shall be that number that results in the award having a Value (defined below) of $34,000, subject to a maximum of 17,000 shares. In the case of a director that was appointed or elected to the Board of Directors for the first time as of a date subsequent to December 31, 2009, and who has received an initial grant, such director’s first annual grant will be reduced by multiplying the number of shares that would otherwise be subject to such annual grant by the fraction of a year during which the director served on the Board of Directors immediately preceding the date of the annual meeting. Each annual stock option grant shall vest quarterly over one year.
“Value”, as used above, is defined as the value derived from the Black Scholes formula, using the following additional inputs: (i) expected life of four years; (ii) annualized volatility as at the date of grant; (iii) a dividend yield of 0%; and (iv) a risk free interest rate of the midpoint between the three and five year T-bill rates in effect at the date of grant, regardless of the expense recognized by the Company for financial statement purposes.
During the 2009 fiscal year and until March 23, 2010, the Company did not have a Chairperson of the Board of Directors. Effective March 23, 2010, Jack Goldstein was appointed as the Chairperson of our Board of Directors.
Director Compensation Paid for 2009
The following table summarizes all compensation paid to or earned by our non-employee directors for fulfilling their duties as directors of the Company during the 2009 fiscal year.

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)(1)	($)
Patrick Brady	$44,000	$34,000	$78,000
Michelle Burris	$44,000	$34,000	$78,000
Neil Clendeninn	$44,000	$34,000	$78,000
Michael Martino(2)	$44,000	$34,000	$78,000
Dwight Winstead	$44,000	$34,000	$78,000
Patrick Brady(3)	$39,500	$34,000	$78,000

(1)	The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in footnote 11 to the Company’s audited financial statements included in our 2009 Annual Report on Form 10-K. These options were granted on May 12, 2009, under the 2007 Performance Incentive Plan and vest quarterly over one year. As of December 31, 2009, the following directors had the following number of options outstanding:
•	Dwight Winstead: 25,260, of which 21,130 were vested as of 12/31/09. 2,065 option vest on each February 12, 2010, and May 12, 2010;

•	Michelle Burris: 25,260, of which 21,130 were vested as of 12/31/09. 2,065 option vest on each of February 12, 2010, and May 12, 2010;

•	Neil Clendeninn: 35,780, of which 31,740 were vested as of 12/31/09. 2,065 option vest on each of February 12, 2010, and May 12, 2010; and

•	Michael Martino: 55,965, of which 21,130 were vested as of 12/31/09. 2,065 option vest on each of February 12, 2010, and May 12, 2010, and 7,094 option expired on February 9, 2010;
The following directors and former directors, as applicable, forfeited options during 2009:
•	Patrick Brady: 4,130 options at a weighted average exercise price of $7.25.

(2)	The amounts shown in this table for Michael Martino relate to his services as a non-employee director of the Company during the time period from January 1, 2009 through December 31, 2009. Information related to compensation earned by Mr. Martino in connection with his services as an executive officer of the Company in prior periods is included in the Summary Compensation Table contained elsewhere herein.

(3)	Patrick Brady resigned as director, effective November 23, 2009, and thus, his compensation reported herein pertains to the time period from January 1, 2009 through November 23, 2009.
Changes for 2010 Director Compensation
As part of its evaluation of compensation levels for the 2010 fiscal year, the Compensation Committee recommended and the Board of Directors approved the retention of Radford to review compensation levels of our directors and committee members. Radford is a provider of compensation market intelligence to the technology and life sciences industries. Radford was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. The Chief Executive Officer then made recommendations to the Compensation Committee regarding compensation levels for the directors, committee members, excluding himself, based on Radford’s recommendations for each. The Compensation Committee, in turn, made recommendations to the Board of Directors. In February 2010, the Board of Directors approved changes to the compensation for non-employee directors in connection with their service on the Board of Directors and its committees consistent with Radford’s recommendations, as follows:
•	An annual retainer of $56,000 per year will be paid for the chair or lead director and $35,000 per year will be paid for all other non-employee directors, in each case paid in four quarterly installments, with such payments being paid in arrears of services provided and within ten days following the completion of the calendar quarter. Each quarterly payment will be conditioned upon the director remaining a director of the Company on such date.
•	Additional cash compensation for the chairs and members of each committee shall be as set forth in the following table and paid on the same schedule and terms as the non-employee director compensation described above:

	Chair	Other Members
Audit Committee	$15,000	$8,000
Compensation Committee	$10,000	$5,000
Nominating and Gov. Committee	$6,000	$3,000
•	New directors will receive a one-time initial grant of stock options to acquire 5,500 shares of common stock of the Company. Each initial stock option grant shall vest over three years, with 1/3 vesting at each of the first, second and third anniversaries of the date of grant.
•	Each director re-elected by the stockholders of the Company at the annual meeting will receive a grant of stock options to acquire 3,500 shares of common stock of the Company. In the case of a director that was appointed or elected to the Board of Directors for the first time as of a date subsequent to December 31, 2009, and who has received an initial stock option grant, such director’s first annual stock option grant will be an amount equal to the product of multiplying the number of shares of common stock that would otherwise be subject to such annual stock option grant by the fraction of a year during which the director served on the Board of Directors immediately preceding the date of the annual meeting. Each annual stock option grant shall vest in full on the first anniversary of the date of grant.
These changes will be effective as of the date of the Annual Meeting.
The Board of Directors unanimously recommends that stockholders vote “for” the election of all of the nominees.

REPORT OF THE AUDIT COMMITTEE
In connection with the financial statements for the fiscal year ended December 31, 2009, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management;
•	discussed with Ernst & Young LLP, OncoGenex’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and
•	received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from OncoGenex.
Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors at the March 4, 2010 Board Meeting that the audited consolidated financial statements for the 2009 fiscal year be included in the Company’s Annual Report on Form 10-K filed with the SEC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Michelle Burris
Neil Clendeninn
Dwight Winstead
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
The Audit Committee has conditioned its appointment of Ernst & Young LLP as our independent auditors upon the receipt of an affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting. In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection.
Principal Accountant for Previous Fiscal Years
On August 23, 2008, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young LLP (Canada) (“E&Y Canada”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008, with the engagement to be effective upon receipt by the Company of the resignation of Ernst & Young LLP (US) (“E&Y US”). On August 26, 2008, the Company received the resignation of E&Y US. This change in accountants was effected solely as a result of the completion of the transactions contemplated by the Arrangement.
The report of E&Y US on the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of E&Y US on the effectiveness of internal control over financial reporting as of December 31, 2007 and December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended 2007 and 2006 and subsequent interim period through August 26, 2008, there were no: (a) disagreements between the Company and E&Y US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y US, would have caused E&Y US to make reference to the subject matter of the disagreement in their report on the financial statements for such years; or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act (“Regulation S-K”). During the Company’s two most recent fiscal years and any subsequent interim period prior to the date of this report, the Company did not consult with E&Y Canada regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Fees Billed by Independent Auditors
The following is a summary of the fees billed by the Company’s outside accountant for the fiscal years ended December 31, 2009 and December 31, 2008 for professional services rendered to the Company:

	Fiscal 2009		Fiscal 2008
Fee Category	Fees(1)		Fees(1) (2)
Audit Fees	$201,000		$199,379	(3)
Audit Related Fees	—		149,214	(4)
Tax Fees	—		14,000	(5)
All Other Fees	26,000	(6)	—
Total Fees	$227,000		$362,593

(1)	Accountant fees and services charged by E&Y Canada are paid in Canadian dollars, and thus, the amounts shown in the columns above have been translated into U.S. dollars based on average exchange rates.

(2)	Accountant fees and services billed prior to August 21, 2008 relate to Sonus only. Accountant fees and serviced billed from August 21, 2008 to December 31, 2008 relate to OncoGenex Pharmaceuticals, Inc. after the Arrangement.

(3)	Of the $199,379 in Audit Fees paid in 2008, $40,500 was paid to E&Y US and $158,879 was paid to E&Y Canada.

(4)	Of the $149,214 in Audit Related Fees paid in 2008, $139,868 was paid to E&Y US and $9,346 was paid to E&Y Canada.

(5)	$14,000 in Tax Fees were paid to E&Y US.

(6)	Accountant fees and services charged by E&Y Canada in relation to the Company’s filing of Form S-3 registration statement in 2009.

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports.
Audit-Related Fees. Consists of fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements including accounting consultations and fees related to equity financings.
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.
All Other Fees. Consists of fees billed for all other non-audit services.
Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor typically provides audit service detail in advance of the first quarter meeting of the Audit Committee, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.
For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.
For the 2008 and 2009 fiscal years, the Audit Committee approved 100% of the services provided by Ernst & Young LLP described above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2010.

PROPOSAL THREE:
APPROVAL OF THE 2010 PERFORMANCE INCENTIVE PLAN
At the Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the 2010 Performance Incentive Plan (the “2010 Plan”). We intend for the 2010 Plan to be our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants. If the 2010 Plan is approved by our stockholders at the Annual Meeting, we will not make any additional awards under any of our other equity compensation plans. On March 23, 2010, the Board of Directors adopted the 2010 Plan, subject to stockholder approval.
Description of the 2010 Plan
The following is a summary of the principal features of the 2010 Plan. This summary is qualified in its entirety by reference to the full text of the 2010 Plan, which is attached as Appendix A to this Proxy Statement.
Purposes of the 2010 Plan. The purposes of the 2010 Plan are to enhance the ability of the Company and any parent or subsidiary corporation of the Company whether now existing or hereafter created or acquired (an “Affiliated Company”) to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.
Shares Reserved for Issuance. Stockholder approval of the 2010 Plan will authorize us to issue up to an aggregate of 450,000 shares of common stock pursuant to options or restricted share awards granted under the 2010 Plan. In addition, the 2010 Plan provides that if an option granted under any of our other equity compensation plans is outstanding on the date of stockholder approval of the 2010 Plan and such option subsequently terminates or expires in accordance with its terms, the shares underlying such option which remain unexercised and unissued at the time of termination or expiration will become available for grant or issuance under the 2010 Plan; provided that not more than 450,000 shares of common stock may be issued pursuant to options that are designated “incentive stock options.”
In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the 2010 Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such option, the shares of common stock allocable to the unexercised portion of such option, will become available for grant or issuance under the 2010 Plan.
In the event that restricted shares offered under the 2010 Plan are reacquired by the Company, for any reason, the shares so reacquired will become available for grant or issuance under the 2010 Plan.
In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the 2010 Plan are reacquired by the Company for any reason other than the cancellation or forfeiture of all or any portion of such option, the shares of common stock allocable to the reacquired portion of such option, will not become available for grant or issuance under the 2010 Plan.
Additionally, the number of shares available for issuance under the 2010 Plan will be subject to adjustment in the event of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company.
Administration. The 2010 Plan is to be administered by an “Administrator,” which, under the 2010 Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors, or the Chief Executive Officer of the Company in the circumstances described below. Subject to the provisions of the 2010 Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 2010 Plan.
The Board of Directors or a committee appointed by the Board of Directors may delegate to the Chief Executive Officer of the Company the authority to (i) designate new employees of the Company or an Affiliated Company who are not officers of the Company to be the recipient of options or restricted share awards, and (ii) determine the number of shares of common stock to be subject to such options or restricted share awards; provided, however, that the resolutions of Board of Directors regarding such delegation of authority or an employee compensation program approved by the Board of Directors or committee appointed by the Board of Directors shall specify the maximum number of shares of common stock that may be subject to any option or restricted share award granted by the Chief Executive Officer depending upon the employee group of such new employee. The Chief Executive Officer, however, may not grant options to himself, or any other officer of the Company.

Subject to applicable law, the Board of Directors may from time to time alter, amend, suspend or terminate the 2010 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any outstanding option or restricted share award without his or her consent. Unless previously terminated by the Board of Directors, the 2010 Plan will terminate on March 23, 2020.
Eligibility. The 2010 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or an Affiliated Company, as may be determined by the Administrator. In no event may any individual be granted options under the 2010 Plan for more than 450,000 shares of our common stock in any one calendar year. However, in connection with his or her initial service to the Company, an individual may be eligible to be granted options for up to 450,000 shares of our common stock during the calendar year which includes such individual’s initial service to the Company.
The actual number of individuals who will receive awards under the 2010 Plan cannot be determined in advance because the Administrator has discretion to select the participants. Nevertheless, as of March 23, 2010, ten officers and directors of the Company and approximately twenty-six other employees of the Company would be eligible to participate in the 2010 Plan.
Terms of Options. As discussed above, the Administrator determines many of the terms and conditions of awards granted under the 2010 Plan, including whether an option will be an “incentive stock option” (ISO) or a “non-qualified stock option” (NQSO). Each option is evidenced by an agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2010 Plan):
•	Vesting and Exercisability: Options become vested and exercisable within such periods and subject to such conditions as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (five years with respect to an ISO granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliated Company (a “10% Stockholder”)).
•	Exercise Price: The exercise price of options shall not be less than the fair market value of a share of common stock at the time the option is granted. The exercise price of any ISO granted to a 10% Stockholder shall not be less than 110% of the fair market value of a share of common stock at the time of grant, subject to limited exception.
•	Method of Exercise: Payment of the exercise price may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the optionee for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable law.
•	Termination of Service: Options cease vesting on the date of termination of service or the death or disability of the optionee, unless specified as otherwise in individual employment agreements. Options granted under the 2010 Plan generally expire three months after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability. However, if the optionee is terminated for cause (e.g., for committing an alleged criminal act or intentional tort against the Company), the Administrator may cause the optionee’s options to expire upon termination. In addition, if a blackout applies to the optionee on the last trading day during the three-month post-termination exercise period, the option will generally be exercisable until the tenth day following the expiration of the blackout.
•	Cancellation and Rescission: Any unexpired, unpaid or deferred options may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted by the Administrator at any time, unless otherwise specified in the related stock option agreement, if the optionee is not in compliance with all applicable provisions of the related stock option agreement and the 2010 Plan, or if the optionee engages in any: (i) unauthorized disclosure to anyone outside the Company, or unauthorized use in other than the Company’s business, of any confidential information or material relating to the Company’s business, acquired by the optionee either during or after employment with the Company; (ii) failure or refusal to promptly disclose and assign to the Company all right, title and interest in any invention or idea made or conceived by the optionee during employment with the Company that relates in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the optionee’s employment for cause.
•	Change in Control: In the event of a change in control of the Company (as defined in the 2010 Plan), vesting of options will accelerate automatically unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or replaced by such entity with new options or other incentives with such terms and provisions as the Administrator in its discretion may consider equitable. In addition, the Administrator may at its discretion provide for other vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing options in such change in control.

•	Additional Restrictions. No ISOs may be granted to an optionee under the 2010 Plan if the aggregate fair market value (determined at the time of grant) of the common stock, with respect to which ISOs first become exercisable by such optionee in any calendar year under any equity compensation plan of the Company or an Affiliated Company, exceeds $100,000. Options are nontransferable, other than by will or the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by applicable law; provided, however, that no option shall be assignable or transferable in exchange for consideration.
Terms of Restricted Stock Awards. Each restricted share award is evidenced by a restricted stock purchase agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2010 Plan):
•	Vesting. Shares subject to a restricted share award may become vested over time or upon completion of performance goals set out in advance.
•	Purchase Price. Each restricted stock purchase agreement states the purchase price, which may not be less than the minimum lawful amount under applicable state law. Payment of the purchase price, if any, may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the participant for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable corporate law. Without limiting the generality of the foregoing, the Administrator may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.
•	Termination of Service. Restricted share awards shall cease to vest immediately if a participant is terminated for any reason, unless otherwise provided in the applicable restricted stock purchase agreement or unless otherwise determined by the Administrator, and we will generally have the right to repurchase any unvested shares subject thereto for the original purchase price paid by the participant.
•	Change of Control. In the event of a change in control of the Company (as defined in the 2010 Plan), restricted share awards will generally be treated in the same manner as options under the 2010 Plan, as described under “Terms of Options”, “Change in Control” above.
•	Additional Restrictions. Restricted shares are nontransferable except as specifically provided in the restricted stock purchase agreement and in certain limited circumstances provided in the 2010 Plan.
New Plan Benefits
Future awards to our executive officers and other employees are discretionary. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the 2010 Plan cannot be determined. Because the value of common stock issuable to our non-executive directors under the 2010 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-executive directors under the 2010 Plan. The following table summarizes the benefits that would have been received by our non-executive directors as a group under the 2010 Plan in the fiscal year ending December 31, 2009, if options and restricted share awards had actually been granted under the 2010 Plan by using the options and restricted share awards automatically granted our non-executive directors under the 2007 Plan for that time period.

Name and Position	Number of Shares
Non-Executive Director Group	Options to purchase 49,560 shares of our common stock.
Summary of Federal Income Tax Consequences of the 2010 Plan
The following is a brief summary of certain federal income tax consequences of participation in the 2010 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2010 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. No taxable income will be recognized by an optionee under the 2010 Plan upon either the grant or the exercise of an ISO. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an ISO, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an ISO occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an ISO.
The exercise of an ISO may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an ISO over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an ISO may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the ISO. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.
Non-qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a NQSO. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a NQSO is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a NQSO, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).
Restricted Shares. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.
If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding. Under the 2010 Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, local or foreign withholding tax requirements with respect to any options exercised or restricted shares granted under the 2010 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted shares up to an amount determined on the basis of the lowest marginal tax rate applicable to such participant, in whole or in part, by (i) directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted shares, or (ii) delivering to us shares of common stock owned by the participant.
Vote Required
Approval of the 2010 Plan will require the affirmative vote of the majority of shares of common stock entitled to vote and cast upon the proposal at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the 2010 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3—APPROVAL OF THE COMPANY’S 2010 PERFORMANCE INCENTIVE PLAN.

PROPOSAL FOUR:
APPROVAL OF AMENDMENT TO INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 25,000,000
Our Board of Directors is asking our stockholders to approve an amendment (the “Amendment”) to our certificate of incorporation that will increase our number of authorized shares of common stock from 11,019,930 to 25,000,000, and increase our number of authorized shares of all classes of stock from 16,019,930 to 30,000,000. We currently have 5,000,000 shares of preferred stock authorized, which would remain unchanged. The Amendment was unanimously approved by our Board of Directors on March 23, 2010 and requires stockholder approval.
Our Board of Directors has determined that it would be in the best interests of the Company to adopt the Amendment in order to provide the Company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, or to issue stock dividends, without the need to obtain additional stockholder approvals. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.
As of March 19, 2010, 6,353,685 shares of common stock, $0.001 par value, were outstanding, leaving 4,666,245 shares of common stock available for issuances. As of December 31, 2009, we were obligated to issue up to 802,871 shares of common stock pursuant to outstanding options under our equity compensation plans and of those shares, 462,799 shares of common stock were exercisable. We have no shares of preferred stock outstanding, nor are any rights to acquire preferred stock outstanding.
The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company. The shares will be available for issuance by our Board of Directors for proper corporate purposes, including but not limited to, stock dividends, acquisitions, financings and equity compensation plans. If the Amendment is approved by stockholders, we will file the Amendment with the Delaware Secretary of State as soon as practicable after stockholder approval is obtained.
Management believes the increase in authorized share capital is in the best interests of the Company and recommends that the stockholders approve the increase in authorized share capital.
Vote Required
Approval of the Amendment will require the affirmative vote of the majority of the outstanding shares of common stock at the close of business on [        ], 2010. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the Amendment.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 25,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock of the following persons as of March 19, 2010, except as otherwise noted in the footnotes to the table:
•	each person or entity who we know to beneficially own five percent or more of the voting securities of the Company;
•	each director and director nominee;
•	each of our named executive officers identified in the Summary Compensation Table below; and
•	all of our directors and named executive officers as a group.
Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o OncoGenex Pharmaceuticals, Inc., 1522 217th Place S.E., Bothell, Washington 98021. The percentages in the table below are based on 6,353,685 shares of our common stock outstanding as of March 19, 2010. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

		Amount and Nature of	Percent of
Name of Beneficial Owner	Business Address	Beneficial Ownership(1)	Class(1)
H.I.G. Horizon	c/o 1001 Brickell Bay Drive, 27th Floor	541,712	8.5%
Corporation (2)	Miami, Florida 33131

Working Opportunity	Box 11170, Royal Centre	429,974	6.8%
Fund (EVCC) Ltd. (3)	2600- 1055 West Georgia
	Street Vancouver, BC V6E 3R5
	Vancouver, British Columbia
	Canada V6C 2W2

Boxer Capital, LLC(4)	Suite 411, 991-C Lomas Sante Fe Drive,	427,824	6.8%
	Solana Beach, California 92075

Named Executive Officers and Directors:
Scott Cormack (5)		168,749	2.7%
Michael Martino (6)		60,968	*	%
Stephen Anderson (7)		56,776	*	%
Cindy Jacobs (8)		45,721	*	%
Neil Clendeninn (9)		35,870	*	%
Michelle Burris (10)		25,260	*	%
Dwight Winstead (10)		25,260	*	%
Jack Goldstein		—
Stewart Parker		—
All named executive officers and directors as a group (9 persons)			3.7%

Martin Mattingly, director nominee		—	*

*	Less than 1%
The table above does not include beneficial ownership of our key persons, Martin Gleave and Monica Kreiger, both of whom hold certain shares of common stock and/or options.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of March 19, 2010, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)	The Schedule 13G/A filed on February 12, 2010 by H.I.G. Oncogenex, Inc reporting that as of December 31, 2009, 541,712 common shares are owned directly by H.I.G. Horizon Corporation, which is a wholly-owned subsidiary of H.I.G. Key Corporation, which is a wholly-owned subsidiary of H.I.G. Oncogenex, Inc. Sami W. Mnaymneh and Anthony Tamer are the shareholders of HIG-GP II, Inc., the general partner and managing member, respectively, of the two entities which are indirectly the majority shareholders of H.I.G. Oncogenex, Inc. H.I.G. Key Corporation and H.I.G. Oncogenex, Inc. and Messrs. Mnaymneh and Tamer may be deemed to be indirect beneficial owners of the reported securities, but disclaim beneficial ownership in the securities, except to the extent of its or his pecuniary interest in the shares.

(3)	The Schedule 13D filed on August 26, 2009 by Working Opportunity Fund (EVCC) Ltd. (“WOF”) and GrowthWorks Capital Ltd. (collectively, the “Reporting Persons”) reported that such Reporting Persons are each the beneficial owner of 408,844 shares. According to Form 4 filed on December 24, 2009 Pat Brady exercised 21,130 stock option on December 22, 2009. According to his Form 4 filing These shares were issued to Working Opportunity Fund (EVCC) Ltd. upon the exercise of a stock option held by Mr. Brady. Mr. Brady is a Vice-President of Growthworks Capital Ltd., an affiliate of Working Opportunity Fund (EVCC) Ltd.

(4)	The Schedule 13G/A filed on February 16, 2010 by Boxer Capital LLC, Boxer Asset Management Inc. Aaron Davis, Neil Reisman, Ivan Lieberburg, Christopher Fuglesang, and Joseph Lewis (collectively the “Reporting Persons”) reported that as of December 31, 2009, Boxer Capital, Boxer Management and Joseph Lewis beneficially own 427,824 common shares. As of December 31, 2009, Neil Reisman beneficially owned 3,700 common shares. As of the February 16, 2010, Mr. Reisman owns 4,000 common shares. As of December 31, 2009, none of Aaron Davis, Ivan Lieberburg, or Christopher Fuglesang beneficially owned any common shares. As of the February 16, 2010, Aaron Davis beneficially owns 100 common shares, Ivan Lieberburg beneficially owns 100 common shares, and Christopher Fuglesang beneficially owns 100 common shares.

(5)	Consists of 6,306 shares owned directly, 25,680 shares owned indirectly through Trycor Investment Trust, 8,092 shares owned indirectly through his spouse, 115,279 options owned directly exercisable within 60 days of March 19, 2010, and 13,392 options owned indirectly through his spouse exercisable within 60 days of March 19, 2010.

(6)	Consists of 11,000 shares owned directly, 1,097 shares owned indirectly through a family trust and 48,871 options exercisable within 60 days March 19, 2010.

(7)	Beneficial ownership calculated as of February 24, 2010 which is the effective date of Mr. Anderson’s departure from the Company. Consists of 4,000 shares owned indirectly through his spouse, 9,000 shares owned indirectly through his Registered Retirement Savings Plan, and 43,776 options exercisable within 60 days February 24, 2010.

(8)	Consists of 45,721 options exercisable within 60 days of March 19, 2010.

(9)	Consists of 35,870 options exercisable within 60 days of March 19, 2010.

(10)	Consists of 25,260 options exercisable within 60 days of March 19, 2010.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
We believe that attracting and retaining human talent is a critical element of our ability to achieve our strategic goals and objectives. The main objective of our compensation program is to align the strategic interests of our executive officers and stockholders. To achieve this objective, we understand that we must attract and retain individuals with the appropriate expertise and leadership ability. The labor markets in which we compete for human talent, nationally and locally, are very competitive and, to be successful, we believe we have to offer compensation programs that are competitive with other life science companies, large and small, that are competing for the same talent. The Compensation Committee’s approach emphasizes the setting of compensation at levels it believes are competitive with executives in other companies of similar size and stage of development operating in the biotechnology industry, while taking into account our relative performance and our own strategic goals. Once we have recruited a talented executive, we must motivate and reward him or her to build long-term stockholder value. Our unique talent base includes executive officers who are nationally and internationally recognized for their expertise and leadership. Accordingly, our compensation program must be competitive in a challenging and dynamic labor market.
The components of our compensation programs consist of base salary, cash incentives and stock option grants, and are designed to align incentives and rewards for our executives and employees with our overall business strategies, goals and objectives, and also to take into account our ability to fund these compensation programs. To achieve our objectives described above, our compensation programs tie a substantial portion of executives’ overall compensation to the achievement of key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships and the development of our product candidates. Overall, our pay programs attempt to balance cash and equity to reward both short- and long-term performance.
Compensation Review Process and the Role of Executive Officers in Compensation Decisions
The compensation review process for each fiscal year generally takes place during the fourth quarter with a presentation by the Chief Executive Officer to the Compensation Committee of a review of current compensation philosophies and programs of the Company. Typically, the Chief Executive Officer produces an executive compensation review for each Named Executive Officer, excluding the Chief Executive Officer, which includes recommendations for:
•	base salary for the following year;
•	year-end cash incentive award, if any, under the terms of the Company’s short-term incentive awards program (“STIP”), based upon the achievement of corporate objectives; and
•	annual stock option grant.
The Chief Executive Officer may also recommend other changes to an executive’s compensation package, such as changes in the executive’s eligibility for cash incentives. The recommendations of the Chief Executive Officer are considered by the Compensation Committee. The Compensation Committee evaluates and revises the Chief Executive Officer’s recommendations and forwards its own recommendations to our Board of Directors, which may suggest further revisions.
The Compensation Committee also holds in camera sessions without the Chief Executive Officer present to discuss the Chief Executive Officer’s compensation, including base salary, year-end cash incentive award and annual stock option grant, and to make recommendations regarding the same to our Board of Directors. Our Board of Directors considers the Compensation Committee’s recommendations with respect to the Chief Executive Officer in an in camera session and provides feedback to the Compensation Committee. With the exception of in camera sessions of the Compensation Committee and Board of Directors to review, recommend and approve the Chief Executive Officer’s own compensation, the Chief Executive Officer is generally present at all deliberations of the Compensation Committee and the Board of Directors related to executive compensation.
In conjunction with the foregoing review, or as soon as practicable after the fiscal year end, the Chief Executive Officer recommends to the Compensation Committee the corporate objectives to be adopted under the terms of the Company’s STIP for the ensuing year. The Compensation Committee evaluates and revises the Chief Executive Officer’s recommendations and forwards its own recommendations to our Board of Directors, which may suggest further revisions.
The Compensation Committee makes final determinations with respect to the award of cash incentives under the STIP. The Board of Directors, after reviewing the recommendations of the Compensation Committee, makes final determinations with respect to all other elements of compensation, including the adoption of corporate objectives under the STIP.

Benchmarking of Executive Compensation
2009 Fiscal Year
As part of its evaluation of compensation levels for the 2009 fiscal year, the Compensation Committee utilized compensation information from the 2008 Radford Global Life Sciences Survey (the “Radford 2008 Survey”) for companies under 50 employees, except in circumstances where survey information for a particular position was not available in the companies under 50 employee section of the survey, in which case the broader Global Life Sciences Survey was used. The Radford 2008 Survey represents a nationally-based assessment of compensation, widely used within the pharmaceutical and biotechnology industry sectors.
2010 Fiscal Year
As discussed above, as part of its evaluation of compensation levels for the 2010 fiscal year, the Compensation Committee recommended and the Board approved the retention of Radford in 2009 to review compensation levels of our executive officers and to provide a report summarizing relevant benchmark data and making recommendations as to executive compensation levels (the “Radford 2009 Report”, and together with the Radford 2008 Survey, the “Radford Reports”). Radford’s review with respect to 2010 executive compensation included benchmarking the base salary, target total cash (base salary plus target cash incentives) and long-term incentives of our executives with industry-appropriate peers based on the following characteristics:
•	Pre-commercial life sciences companies in late stages of product development;
•	Companies located in biotechnology hub markets (Seattle, San Francisco, San Diego and Boston) to reflect the recruiting market for executive talent;
•	Companies with market values between $100 million and $500 million; and
•	Companies with generally less than 100 employees.
In addition, Radford also examined research and development spending, cash on-hand and enterprise value as additional metrics to help determine appropriate peer companies.
The peer group recommended by Radford and approved by the Compensation Committee and Board of Directors, after a comprehensive review, analysis and discussion regarding Radford’s recommendations, was comprised of the companies set forth under the heading “Peer Group Used for Benchmarking Compensation.”
Benchmarking in the Context of our other Executive Compensation Principles
In establishing executive compensation, the Compensation Committee focuses on a range around the 50th percentile of peer group benchmarking for each of base salary, target total cash (base salary plus target cash incentives) and long-term incentives, which the Compensation Committee believes provides the tools to allow a company of our size to competitively attract and retain talented officers by reflecting consideration of our stockholders’ interest in paying what is necessary, but not significantly more than necessary, to achieve our goals, while conserving cash and equity as much as possible.
The Compensation Committee realizes, however, that using a benchmark is not the only means for gathering and validating market data. In instances where an executive officer is uniquely key to our success, the Compensation Committee may provide compensation in excess of the benchmark. Upward or downward variations for base salary and long-term incentives may also occur as a result of the individual’s experience level, the balance of the individual’s different elements of compensation, market factors and other strategic considerations (the “Compensation Factors”). The Compensation Committee believes that, given the competitive industry in which we operate and the company culture that we have created, our base compensation, cash incentives and equity programs are flexible and generally sufficient to retain our existing executive officers and to hire new executive officers when necessary.
Elements of Executive Compensation
We have designed and implemented compensation policies that have allowed us to recruit within and from outside the Seattle, Washington and Vancouver, British Columbia areas while balancing fixed and variable pay costs for a long-term, sustainable approach to talent acquisition and retention. Our executive compensation consists of the following elements: base salary, cash incentives and stock option grants, each of which is discussed in detail below.

Base Salary
We provide an annual salary based on comparable market data for level of responsibility, expertise, skills, knowledge, experience, our unique organizational requirements and desire to maintain internal equity. When establishing executive compensation for 2009 and 2010, the Compensation Committee focused on a range around the 50th percentile of the respective Radford Report for base salaries and incentive compensation. Although the program generally is designed to deliver executive base salaries around the 50th percentile of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies, executives may be compensated below or above that range based on the Compensation Factors. The Compensation Committee reviews base salaries in the fourth quarter of each year and may make adjustments from time to time to realign salaries with market levels after taking into account the Compensation Factors.
Cash Incentives
In March 2009, the Board of Directors approved a written short-term incentive awards program (“STIP”) to supersede in their entirety the prior practices of the Company with respect to short-term incentive awards. The program generally is designed to, when combined with each executive’s base salary, provide a total target cash compensation around the 50th percentile of the Company’s peer group, subject to adjustment for the Compensation Factors.
As it applies to our Named Executive Officers, the STIP provides an annual opportunity to receive a discretionary cash bonus (stated as a percentage of each officer’s salary) based on performance related to corporate objectives established by the Board of Directors. For any given year, these objectives may relate to operational, strategic or financial factors such as establishment and maintenance of key strategic relationships, development of our product candidates, raising or maintaining certain levels of capital, improving our results of operations or increasing the price per share of our common stock. The Compensation Committee alone determines whether the corporate objectives for any given year were achieved. If corporate objectives were not achieved at a 100% level, the Compensation Committee may determine that the corporate objectives were not achieved or, in its sole discretion, may determine that such objectives were partially achieved. The Compensation Committee may award bonuses based on the foregoing determinations or, after considering market conditions, the financial position of the Company or other factors, the Compensation Committee may, in its sole discretion, determine not to award any bonuses or to award bonuses at less than maximum eligibility.
Stock Option Grants
We provide long-term incentives in the form of stock options. This incentive is another form of at-risk compensation. The number of options granted is discretionary and the value earned on any grant varies with the stock price over the option term. In large part due to the length of product development cycles, it is critical for our business to align the interests of executive officers and stockholders, and to retain executive officers by means of what we hope will be long-term wealth creation in the value of their stock options, which have vesting provisions that encourage continued employment while achieving interim product development milestones. We have historically elected to use stock options as the primary long-term equity incentive vehicle. Stock option grants are made at the commencement of employment, may be made annually and, occasionally, may be made following a significant change in job responsibilities or, to meet other special objectives, including strategic goals and retention. Annual stock option awards generally occur at or near the end of the year, as part of the Company’s annual evaluation of executive compensation, and are targeted around the 50th percentile of the Company’s peer group, subject to adjustment for the Compensation Factors and the availability of equity under the Company’s equity-based compensation plans. We expect to continue to use stock options as a long-term incentive vehicle because:
•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders;
•	Stock options help to provide a balance to the overall executive compensation program as base salary and our cash incentive compensation program focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term;
•	The vesting period of stock options encourages executive retention as long as the options remain in the money; and
•	We believe the use of stock options assists us in making our compensation package attractive to current and potential executives, while conserving cash.
Stock Ownership Guidelines
Although stock option awards encourage equity ownership, we currently do not require our directors or executive officers to own a particular amount of our common stock. The Compensation Committee believes that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Perquisites
Our executive officers located in Canada participate in the same group insurance and employee benefit plans as our other salaried employees in Canada and our executive officers located in the US participate in the same group insurance and employee benefit plans as our other salaried employees in the US. At this time we do not provide special benefits or other perquisites to our executive officers.
2009 and 2010 Officer Compensation
Salary
Scott Cormack has driven the Company’s performance, leading it from the early start-up phase through development to proof of scientific concept in humans, a merger in 2008 resulting in a public entity and the licensing of the Company’s lead product candidate in 2009. For the 2009 fiscal year, the Compensation Committee and the Board of Directors determined to increase Mr. Cormack’s salary as a result of Mr. Cormack’s accomplishment of core Company objectives including clinical development and the completion of the merger resulting in a public company, as well as his instrumental role in partnering and strategic discussions. Based on these factors and a comprehensive review, analysis and discussion of the Chief Executive Officer salaries reported in the Radford 2008 Survey, the Compensation Committee recommended, and the Board of Directors set, Mr. Cormack’s salary at approximately the 50th percentile of the Radford 2008 Survey. With respect to the 2010 fiscal year, based on Mr. Cormack’s instrumental role in achieving the Company’s 2009 objectives, as well as a comprehensive review, analysis and discussion of the Radford 2009 Report, Mr. Cormack’s salary for 2010 was increased to approximately $490,000 CDN, which is consistent with the 50th percentile of the Radford 2009 Report.
During 2009 and until February 24, 2010, Stephen Anderson served as the Company’s Chief Financial Officer. In establishing Mr. Anderson’s base salary for the 2009 fiscal year, the Compensation Committee considered, among other things, Mr. Anderson’s responsibilities in comparison to other U.S. public biotechnology company financial executives holding similar positions whose primary responsibilities are limited to managing the financial affairs of the company with limited responsibility for managing other aspects of the business. We believed such benchmark was appropriate as it reflected the actual scope of Mr. Anderson’s duties with our Company. Based on this factor and a comprehensive review, analysis and discussion of the salaries reported in the Radford 2008 Survey for financial executives, the Compensation Committee recommended, and the Board of Directors set, Mr. Anderson’s salary at a level approximately equal to 83% of the 50th percentile of the Radford 2008 Survey for financial executives. The downward departure from the 50th percentile was due to Mr. Anderson’s limited experience in comparison to other executives holding similar positions. With respect to the 2010 fiscal year, based on a comprehensive review, analysis and discussion of the Radford 2009 Report and Mr. Anderson’s individual performance and responsibilities, Mr. Anderson’s salary for 2010 was increased to approximately $216,000 CDN, which was consistent with the 50th percentile for financial executives.
Dr. Cindy Jacob is the Company’s Executive Vice President and Chief Medical Officer. In determining 2009 and 2010 salary, the Compensation Committee considered Dr. Jacob’s important role in furthering the development of clinical assets, extensive experience in obtaining FDA approval for product candidates, as well as her instrumental role in partnering and strategic discussions. Based on these factors and a comprehensive review, analysis and discussion of the salaries of executives reported in the Radford 2008 Survey for 2009, the Compensation Committee recommended, and the Board of Directors set, Dr. Jacob’s 2009 salary at $360,000, a level approximately equal to 116% of the 50th percentile of the Radford 2008 Survey. With respect to the 2010 fiscal year, based on a comprehensive review, analysis and discussion of the salaries of executives reported in the Radford Study for 2009, the Compensation Committee recommended, and the Board of Directors set, Dr. Jacob’s 2010 salary at $369,000, a level approximately equal to 108% of the 50th percentile of the Radford 2009 Report.
Cash Incentives
2009 Fiscal Year
For 2009, each respective Named Executive Officer was, pursuant to employment agreements in effect prior to the 2008 reverse takeover of Sonus, eligible to receive a cash bonus under the STIP in an amount equal to the following:

Short-term Incentive
Executive Officer	Award Eligibility
Scott Cormack, Chief Executive Officer and President	40% of salary
Stephen Anderson, Chief Financial Officer and Secretary	25% of salary
Cindy Jacobs, Chief Medical Officer/Executive Vice President	30% of salary

The corporate objective adopted by the Board of Directors for 2009 under the terms of the STIP was for the Company to generate at least $25 million, either directly or through committed funding by a third party, designated to the advancement of OGX-011. Based on the Company’s capital resources and needs at the time such corporate objective was adopted, the Board of Directors adopted the objective to satisfy such funding requirements by September 30, 2009.
In July 2009, the Company completed a financing of common stock that provided the Company with aggregate proceeds of approximately $9.5 million (the “July Financing”), which extended the Company’s runway and allowed the Compensation Committee to exercise its discretion with respect to the date by which the corporate objective under the STIP needed to be satisfied.
In December 2009, when making bonus determinations under the STIP, the Compensation Committee considered, among other things, the following factors:
•	the initial deadline to satisfy the corporate objective had been established based on the Company’s capital resources and needs on the date the corporate objective was established;
•	the Company’s completion of the July Financing extended the Company’s runway and the time available to the Company to satisfy the corporate objective;
•	the Company was actively engaged in discussions regarding a potential licensing transaction that would result in proceeds directed to the advancement of OGX-011 in excess of the $25 million goal;
•	the timing of the potential licensing transaction had been affected by a competitive bidding process for such transaction; and
•	management had presented various non-binding term sheets to the Board of Directors, some of which may have led to a transaction by the initial deadline set forth in the corporate objective. Upon the recommendation of management, the Board of Directors resolved to focus on securing a transaction that would result in greater commitment to an expanded clinical development program in an effort to maximize long-term shareholder value.
The Compensation Committee also determined that if the Company completed a licensing transaction with a third party resulting in at least $25 million designated to the advancement of OGX-011 (“Licensing Transaction”), such transaction would result in the satisfaction of the corporate objective established under the STIP. Based on the foregoing considerations, the Compensation Committee ultimately determined that bonuses to the Named Executive Officers under the STIP would be paid in accordance with the following:
•	100% if the Licensing Transaction was completed no later than the end of 2009;
•	90% if the Licensing Transaction was completed no later than January 31, 2010;
•	50% if the Licensing Transaction was completed no later than the end of the first quarter of 2010; and
•	0% if the Licensing Transaction was completed after the end of the first quarter of 2010.
Prior to the end of 2009, the Company completed a Licensing Transaction resulting in direct or indirect committed funding designated to the advancement of OGX-011 in excess of the objective of $25 million. Accordingly, the Named Executive Officers received 100% of the bonus for which they were eligible under the STIP, as follows:

Actual Short-term
Incentive Award
Executive Officer	(cash bonus)
Scott Cormack, Chief Executive Officer and President	CDN $138,000
Stephen Anderson, Chief Financial Officer and Secretary	CDN $52,500
Cindy Jacobs, Chief Medical Officer/Executive Vice President	U.S. $108,000

2010 Fiscal Year
In the fourth quarter of 2009, based on a comprehensive review, analysis and discussion of the recommendations set forth in the Radford 2009 Report, and the Compensation Committee’s goal to target compensation around the 50th percentile of the Company’s peer group, the Compensation Committee recommended, and the Board of Directors approved, an increase in each Named Executive Officer’s bonus potential for 2010, as follows:

Short-term Incentive
Executive Officer	Award Eligibility
Scott Cormack, Chief Executive Officer and President	50% of salary
Steve Anderson, Chief Financial Officer and Secretary	30% of salary
Cindy Jacobs, Chief Medical Officer/Executive Vice President	35% of salary
As a result, each Named Executive Officer’s bonus potential for 2010 is approximately equal to the 50th percentile of the Company’s peer group.
In the first quarter of 2010, the Board of Directors adopted the following 2010 corporate objectives under the STIP:

Corporate Objectives	Weighting
1. Ensure that the Company has at least one year of working capital at the end of 2010	15%

2. Advance OGX-011 and OGX-427 in clinical development and increase awareness of these product candidates through data presentation and publication	70%

3. Strive to achieve our corporate objectives ahead of schedule or achieve additional advancements within budgetary constraints	15%
The Board of Directors selected these particular corporate objectives based on its judgment that they represent areas over which the officers have control and on which the officers should focus to drive the Company’s strategic plan and shareholder value during 2010.
Long-Term Incentive Awards
Each Named Executive Officer was granted an annual stock option award as of December 31, 2009. In each case, the Compensation Committee considered and evaluated the Radford 2009 Report, the Compensation Factors and the amount of equity available for grant under the Company’s various equity compensation plans. The number of stock options granted was calculated using a option grant dollar value benchmarked to the 50th percentile in the Radford Survey, with the option value derived from the Black Scholes model. Each option was granted with a ten year term and an exercise price equal to the closing price of the common stock on the Nasdaq Capital Market on the date of grant. Consistent with the recommendations in the Radford 2009 Report, vesting is to occur monthly over four years, a change from the Company’s prior policy of vesting annually over four years.
Other Policies and Considerations
Internal Pay Equity
The Compensation Committee reviewed the Radford 2008 Survey for 2009 compensation and the Radford 2009 Report for 2010 and concluded that total compensation for a company’s Chief Executive Officer is generally higher than the total compensation of either its Chief Financial Officer or the Chief Medical Officer and the total compensation of the Chief Medical Officer is generally higher than the total compensation of the Chief Financial Officer. The relative total compensation for the Company’s executive officers for both 2009 and 2010 followed the same pattern as observed in both the Radford 2008 Survey and the Radford 2009 Report, with the Company’s Chief Executive Officer receiving the highest total compensation, followed by the Chief Medical Officer and the Chief Financial Officer. As the ordinal pay ranking is consistent with comparable companies, and each component of compensation for each officer is determined in relation to the 50th percentile of officers holding positions having similar responsibilities at comparable companies, the Compensation Committee believes that relative compensation among officers is appropriate.

Relationship between Compensation Elements
Each element of executive officer compensation was determined with reference to the 50th percentile of the same element paid to executive officers holding the similar position at comparable companies. Therefore, no objective formula was utilized when determining the relative proportion of salary, cash incentive or equity awards relative to each other or to total compensation.
Employment Agreements and Termination Benefits
During 2009, the Company amended and restated the employment agreements of each of the Named Executive Officers in order to establish consistency of format and content, coordinate contractual provisions with the terms of the Company’s STIP and other benefit plans, eliminate outdated provisions, implement best practices and update certain elements of compensation, including provisions related to termination and change of control. As amended, the employment agreement for each Named Executive Officer contains provisions related to termination and change of control. When establishing the termination and change of control provisions of the employment agreements, the Compensation Committee and Board of Directors considered the Radford 2009 Report, which provided recommendations to the Compensation Committee regarding the termination and change of control provisions for each Named Executive Officer based on publicly available information regarding the practices of the Company’s peer group, policy statements made by significant investor groups and an analysis of current market trends. The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section below entitled “Potential Payments Upon Termination”.
Tax and Accounting Implications
Beginning on January 1, 2006, the Company began accounting for stock based payments, including its stock option grants, in accordance with the requirements of FASB Statement 123(R).
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during fiscal year 2009 served as an officer, former officer or employee of the Company. During fiscal year 2009, no executive officer of the Company served as a member of the Compensation Committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or Compensation Committee, and no executive officer of the Company served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of the Company’s Compensation Committee.
Report of the Compensation Committee on Executive Compensation
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Annual Report on Form 10-K and this proxy statement.
Compensation Committee:
Dwight Winstead, Chairman
Michelle Burris
Neil Clendeninn

EXECUTIVE COMPENSATION
During the 2009 fiscal year, our named executive officers and their respective positions were as follows: Scott Cormack, Chief Executive Officer and President, Stephen Anderson, Chief Financial Officer and Secretary, and Cindy Jacobs, Ph.D., M.D., Company’s Executive Vice President and Chief Medical Officer. Effective February 24, 2010, Stephen Anderson ceased to be an employee of the Company. On the same day, the Board of Directors of the Company named the Company’s current Director of Financial Reporting, Cameron Lawrence, the interim principal financial officer, principal accounting officer and Treasurer of the Company, and named Scott Cormack the Company’s Secretary.
Collectively, Scott Cormack and Cindy Jacobs, and our former officers Stephen Anderson, Michael Martino and Alan Fuhrman, are our “Named Executive Officers”.
The following table provides information regarding our current executive officers and certain key persons.

Name and Municipality of			Director
Residence	Age	Position with the Company	Since

Executive Officers
Scott Cormack, Richmond, Canada	44	President, Chief Executive Officer, Secretary and Director	2008

Cameron Lawrence, Vancouver, Canada	30	Principal Financial Officer, Principal Accounting Officer, Treasurer and Director of Financial Reporting	n/a

Cindy Jacobs, Fall City, Washington	52	Executive Vice President and Chief Medical Officer	n/a

Key Persons
Martin Gleave, Vancouver, Canada	51	Chief Scientific Advisor	n/a

Monica Krieger, Seattle Washington	61	Vice President of Regulatory Affairs	n/a
Following are the biographies of the foregoing persons, except that the biography of Scott Cormack is located above under the heading “Board of Directors — General”.
Cindy Jacobs, Ph.D., M.D., 52, has served as the Company’s Executive Vice President and Chief Medical Officer since August 2008, and had been OncoGenex Technologies’ Executive Vice President and Chief Medical Officer since September 2005. From 1999 to 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation, a biopharmaceutical company (now a subsidiary of Glaxo-Smith-Kline). Prior to 1998, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. Dr. Jacobs received her Ph.D. in Veterinary Pathology/Microbiology from Washington State University and M.D. from the University of Washington Medical School.
Cameron Lawrence, 30, has served as the Company’s Principal Financial Officer since February 2010, and has served as Director of Financial Reporting since October 2008. From 2003 to 2008, Mr. Lawrence served in various positions at PricewaterhouseCoopers LLP including Manager in the Audit and Assurance Group. Mr. Lawrence holds a Bachelor of Business Administration degree from Simon Fraser University and Master of Professional Accounting degree from the University of Saskatchewan. He is a Chartered Accountant.
Martin Gleave, M.D., 51, is a consultant of OncoGenex Technologies and its Chief Scientific Advisor, previously serving as contract Chief Scientific Officer from May 2000 to March 2010. Dr. Gleave is co-founder of OncoGenex Technologies and the principal inventor of its product candidates, OGX-011, OGX-427, and OGX-225. He also served as a director of OncoGenex Technologies prior to the reverse takeover of Sonus Pharmaceuticals. Dr. Gleave is a Distinguished Professor and Director of Research in the Department of Urologic Sciences at the University of British Columbia (“UBC”), the British Columbia Leadership Chair in Prostate Cancer Research, and a consultant Urologist for the Department of Urology at the University of Washington. Dr. Gleave is a Senior Research Scientist and Director of the Vancouver Prostate Center, a UBC and National Centre of Excellence and internationally respected integrated prostate cancer research and treatment facility. Dr. Gleave’s major research focus involves the study of cellular and molecular mechanisms mediating acquired treatment resistance in prostate and other cancers, and use of this information to develop integrated multimodality therapies that specifically target these mechanisms. Dr. Gleave directs a translational cancer research program spanning target discovery, validation, credentialization, and therapeutic development and has characterized the functional role of many survival genes in cancer progression, leading to several patented targeted inhibitors. Dr. Gleave received his M.D. from the University of British Columbia in 1984, his Fellow at the Royal College of Surgeons of Canada (FRCSC) in 1989, his Urologic Oncology Fellowship, University of Texas MD Anderson Cancer Center in 1992 and Fellow of the American College of Surgeons (FACS) in 1998.

Monica Krieger, Ph.D., 61, a key person of the Company, has served as Vice President, Regulatory Affairs at the Company since August 2008, and, prior to such time, had been OncoGenex Technologies’ Vice President, Regulatory Affairs, since September 2005. From 1999 to 2005, Dr. Krieger served as Vice President, Regulatory Affairs of Corixa Corporation, a biopharmaceutical company (now a subsidiary of Glaxo-Smith-Kline). Prior to 1999, Dr. Krieger headed the Regulatory Affairs department at three other biopharmaceutical companies. She received a Ph.D. from Rutgers University and an MBA from the Darden School at the University of Virginia.
Summary Compensation Table
The following table sets forth information regarding the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2009, 2008 and 2007. The components of the compensation reported in the Summary Compensation Table are described below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed in the Compensation Discussion and Analysis.

						Non-Equity
						Incentive		All
						Plan		Other
Name and		Salary	Bonus	Option Awards		Compensation		Compensation		Total
Principal Position	Year	($)(1)	($)	($)(2)		($)		($)		($)

Scott Cormack,	2009	302,632	—	392,320		121,053	(5)	—		816,004
President, Chief	2008	97,874	—	194,674		183,875	(5)	—		476,423
Executive Officer and Director (3) (4)

Cindy Jacobs,	2009	360,000	—	188,314		108,000	(6)	—		656,314
Executive Vice	2008	127,605	—	77,870		181,988	(6)	—		387,463
President and Chief Medical Officer (4)

Stephen Anderson,	2009	184,211	—	125,542		46,053	(7)	—		355,806
Former Chief	2008	60,612	—	136,272		70,169	(7)	—		267,053
Financial Officer (3) (4)

Michael Martino,	2009	—	—	—		—		—		—
Former President and	2008	251,356	—	115,260	(9)	—		1,138,340	(10)	1,504,956
Chief Executive	2007	376,380	—	—		—		12,304	(11)	388,684
Officer; Director (8)

Alan Fuhrman,	2009	—	—	—		—		—		—
Former Senior Vice President	2008	170,901	—	74,580	(12)	—		262,049	(13)	507,530
and Chief Financial Officer (8)	2007	255,900	—	—		—		7,486	(14)	263,386

(1)	Includes amounts earned but deferred at the election of our Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code. During 2009, each of our Named Executive Officers entered into new employment agreement with us. Specifically, the agreements of Mr. Cormack, Mr. Anderson, and Ms. Jacobs provide for base salaries of not less than Cdn.$345,000, Cdn.$210,000 and $360,000, respectively. Additionally, the agreements provide that such officers are eligible to receive a discretionary annual incentive bonus and the opportunity to participate in the Company’s equity compensation plans. The termination benefits under each of these agreements are described below under the heading “Potential Payments Upon Termination/Change of Control.”

(2)	The dollar amounts in this column reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote 11 to our audited consolidated financial statements, which are included in our 2009 Annual Report on Form 10-K. During 2009, no option awards were forfeited by our Named Executive Officers. During 2008, the following Named Executive Officers forfeited option awards:
•	Michael Martino: 64,507 options expired with a weighted average exercise price of $96.48
•	Alan Fuhrman: 29,055 options expired with a weighted average exercise price of $42.04

(3)	Compensation to Mr. Cormack and Mr. Anderson was paid in Canadian dollars, and thus, the amounts shown in the columns for salary and bonus have been translated into U.S. dollars based on average foreign exchange rates.

(4)	Became Named Executive Officers of the Company on August 21, 2008 following the Arrangement. Compensation reported herein therefore includes the period of August 21, 2008 to December 31, 2008.

(5)	See Compensation Discussion and Analysis for discussion of amount paid in 2009, including a description of the performance based vesting criteria associated with this award. With respect to 2008, of the $183,875 in Non-Equity Incentive Plan Compensation paid to Mr. Cormack during 2008, $106,400 was paid out based on 40% of his 2008 annualized salary of $265,999 and $77,475 was paid in relation to the completion of the arrangement.

(6)	See Compensation Discussion and Analysis for discussion of amount paid in 2009, including a description of the performance based vesting criteria associated with this award. With respect to 2008, of the $181,988 in Non-Equity Incentive Plan Compensation paid to Ms. Jacobs during 2008, $104,040 was paid out based on 30% of her 2008 annualized salary of $346,800 and $77,948 was paid in relation to the completion of the arrangement.

(7)	See Compensation Discussion and Analysis for discussion of amount paid in 2009, including a description of the performance based vesting criteria associated with this award. With respect to 2008, of the $70,169 in Non-Equity Incentive Plan Compensation paid to Mr. Anderson during 2008, $41,182 was paid out based on 25% of his 2008 annualized salary of $164,730 and $28,986 was paid in relation to the completion of the arrangement.

(8)	All compensation (except severance) set forth herein for Mr. Martino and Mr. Fuhrman was earned by such persons prior to the Arrangement. Because the Arrangement was accounted for as a reverse takeover whereby the historical results of Sonus are excluded from the financial statements, such compensation (except severance) of Mr. Martino and Mr. Fuhrman is not reflected in our consolidated financial statements. Mr. Martino’s compensation for service as a non-employee director for the time period subsequent to the Arrangement is excluded from this table and is instead included in the table under the heading “Director Compensation Paid for 2008”. Mr. Martino did not receive any compensation for his services as a director prior to the Arrangement, as the Company does not provide director compensation to directors who are also employees of the Company.

(9)	64,507 options expired during 2008 with a weighted average exercise price of $96.48.

(10)	Includes $1,129,946 in termination benefits paid in connection with the Arrangement pursuant to Mr. Martino’s change of control arrangement, $550 in matching 401(k) contributions, $1,869 in executive life insurance premium payments and $5,975 in executive disability premium payments.

(11)	Includes $4,200 in matching 401(k) contributions, $1,869 in executive life insurance premium payments and $6,235 in executive disability premium payments.

(12)	29,055 options expired during 2008 with a weighted average exercise price of $42.04.

(13)	Includes $258,389 in termination benefits paid in connection with the Arrangement pursuant to Mr. Fuhrman’s change of control arrangement, $374 in matching 401(k) contributions, $952 in executive life insurance premium payments and $2,334 in executive disability premium payments.

(14)	Includes $4,200 in matching 401(k) contributions, $952 in executive life insurance premium payments and $2,334 in executive disability premium payments.
Fiscal 2009 Grants of Plan-Based Awards
The following table provides information related to grants of plan-based awards to our Named Executive Officers during the 2009 fiscal year.

			Estimated Future
			Payouts Under			All Other
			Non-Equity			Option Awards:		Grant Date
		Date of	Incentive Plan Awards (1)			# of Securities	Exercise or Base	Fair Value of
	Grant	Approval	Threshold	Target	Maximum	Underlying	Price of Option	Stock
Name	Date	of Grant	($)	($)	($)	Options (2)(3)	Awards ($/Sh)	Option Awards (3)($)
Scott Cormack	December 31, 2009	December 16, 2009	—	121,053	121,053	25,000	22.28	392,230
Cindy Jacobs	December 31, 2009	December 16, 2009	—	108,000	108,000	12,000	22.28	188,314
Stephen Anderson	December 31, 2009	December 16, 2009	—	46,053	46,053	8,000	22.28	125,542

(1)	This column represents the non-equity incentive plan awards granted to our Named Executive Officers during the 2009 fiscal year, which were earned based on Company performance during the year. For a description of the performance based vesting criteria associated with these awards, see Compensation Discussion and Analysis.

(2)	The stock options vest monthly over four years. Stock options were granted under the 2007 Performance Incentive Plan.

(3)	Amounts represent the grant date fair value of stock option awards measured in accordance with the guidance in FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote 11 to our audited consolidated financial statements, which are included in our 2009 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by our Named Executive Officers as of December 31, 2009.

	OPTION AWARDS
	Number of	Number of		Option
	Securities Underlying	Securities Underlying		Exercise	Option
	Unexercised Options	Unexercised Options		Price	Expiration
Name	(#) Exercisable	(#) Unexercisable		($)	Date

Scott Cormack,	20,470	—		3.89	12/16/10	(1)
President, Chief Executive Officer and Director	21,559 46,167	— —		3.89 4.11	1/14/11 8/8/12	(1) (1)
	25,000	75,000		3.00	12/31/15	(2)(3)
	—	25,000		22.28	12/31/19	(9)

Stephen Anderson,	16,332	5,444	(4)	4.11	3/23/13	(1)
Former Chief Financial Officer	10,000	30,000		3.00	12/31/15	(2)(5)(10)
	—	8,000		22.28	12/31/19	(9)(10)

Cindy Jacobs,	27,203	—		4.11	9/12/12	(1)
Executive Vice President and Chief Medical Officer	17,500 —	52,500 12,000		3.00 22.28	12/31/15 12/31/19	(2)(3) (9)

Michael Martino,	7,094	—		108.00	2/9/10	(6)
Former President and Chief Executive Officer; Director (8)	23,611	—		6.66	3/18/18	(7)

(1)	These stock options were granted prior to the Arrangement pursuant to the OncoGenex Technologies Inc. Amended and Restated Stock Option Plan and were assumed by the Company in connection with the Arrangement.

(2)	These stock options vest at a rate of 25% of the underlying shares on each of the first four anniversaries of December 31, 2009.

(3)	These stock options were granted under the 2000 Stock Incentive Plan.

(4)	These stock options vested on January 9, 2010.

(5)	These stock options were granted under the OncoGenex Technologies Inc. Amended and Restated Stock Option Plan.

(6)	These stock options were granted under the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan — 1991. These options expired on February 9, 2010.

(7)	These stock options were granted under the 2007 Performance Incentive Plan.

(8)	This table excludes the 17,000 stock options granted to Mr. Martino in 2009 for his service as a non-employee director of the Company subsequent to the Arrangement. Such stock options are instead reflected in the table under the heading “Director Compensation Paid for 2009.” Mr. Martino did not receive a grant of stock options in connection with his services as a director prior to the Arrangement, as the Company does not provide director compensation to directors who are also employees of the Company.

(9)	These stock options were granted under the 2007 Performance Incentive Plan and vest monthly over a forty-eight month period beginning January 1, 2010.

(10)	Under the terms of the of Mr. Anderson’s Amended Employment Agreement the time-based vesting restrictions immediately lapsed on any shares of the Company’s common stock that would have time-vested if he had continued in employment up to December 31, 2010.
Option Exercises and Stock Vested
The following table provides information related to options exercised by our Named Executive Officers during the 2009 fiscal year.

Option Awards
Number of Shares
	Acquired on		Value Realized on
	Exercise		Exercise
Name	(#)		($)
Scott Cormack,	871	(1)	14,399
President, Chief Executive Officer and Director

(1)	These stock options were owned indirectly though his spouse.
Pension Benefits/Nonqualified Deferred Compensation
The Company does not have any plan that provides for payments or other benefits at, following, or in connection with retirement. The Company also does not have a plan that provides for the deferral of compensation for any employee.

Potential Payments Upon Termination/Change of Control
Change of Control Under Our Equity Compensation Plans
The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.
1999 Nonqualified Stock Incentive Plan and 2000 Stock Incentive Plan
Under our 1999 Nonqualified Stock Incentive Plan (the “1999 Plan”) and our 2000 Stock Incentive Plan (the “2000 Plan”), the administrator of such plans may take one of the following actions in connection with a change of control, as applicable:
•	provide for the purchase of each outstanding award, or, in the case of the 1999 Plan only, the exchange of each such award; or
•	adjust the terms of such awards (1) in a manner to cause them to be assumed, or new rights substituted therefor by another entity, (2) in a manner to be determined by the administrator to reflect the change of control or (3) in such other manner as the administrator considers equitable.
If the administrator does not take any of the forgoing actions, all awards shall terminate upon the consummation of the change of control.
As used in the 1999 Plan and the 2000 Plan, the term “change of control” means the occurrence of any of the following events, as applicable:
•	acquisitions of securities of the Company representing 50% or more of certain outstanding securities of the Company;
•	a merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated;
•	certain significant sales, transfers or other dispositions of assets of the Company;
•	any reverse merger in which the Company is a surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger;
•	dissolution of the Company;
•	under the 1999 Plan, a liquidation of more than 50% in value of the Company, or, under of the 2000 Plan, a complete liquidation of the Company; or
•	under the 1999 Plan only, at least a majority of the directors of the Company constitute persons who were not at the time of their first election to the Board of Directors, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election.
2007 Performance Incentive Plan
Under the 2007 Performance Incentive Plan (“2007 Plan”), in the event of a change of control, the administrator has the discretion to provide in each award agreement the terms and conditions that relate to (1) the vesting of an award and (2) the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent thereof) pursuant to the terms of the change of control transaction.
As used in the 2007 Plan, the term “change of control” means the occurrence of any of the following:
•	the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group of the beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of all outstanding securities of the Company;

•	a merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;
•	the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or
•	the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.
OncoGenex Technologies Inc. Amended and Restated Stock Option Plan
Under the OncoGenex Technologies Inc. Amended and Restated Stock Option Plan (the “OTI Plan”), if a change of control occurs, then 50% (or such larger percentage as may be determined by the Board of Directors) of all shares subject to each outstanding stock option that have not yet vested shall vest and become exercisable. Additionally, if an optionee, our stockholders generally or a class of our stockholders that includes the optionee receive an offer for shares that, if accepted, would result in a change of control, all shares subject to options held by officers and directors will become exercisable so as to permit the optionee to tender such shares pursuant to the offer. If the offer is not completed, the optionee may be able to return to the shares received upon such exercise and reinstate the option. Upon proper notice of the offer, our Board of Directors may also accelerate an option’s expiration date so that all options will either be exercised or will expire prior to the date on which shares must be tendered pursuant to the offer.
As used in the OTI Plan, a change of control means the acquisition of voting securities of the Company by a person or a person and a joint actor, that, when added to all other voting securities of the Company at the time held by such person or persons, totals for the first time not less than 50% of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.
Termination and Change of Control Provisions Under Employment Agreements
As of December 31, 2009, we have employment agreements in place with each of our Named Executive Officers that provide for compensation upon the termination of their employment under certain circumstances, as described below.
Cormack Agreement
Our agreement with Mr. Cormack (the “Cormack Agreement”) provides Mr. Cormack with termination benefits in the event Mr. Cormack is terminated without cause or for disability, or if Mr. Cormack resigns for good reason (“Good Reason”), meaning due to (i) the relocation of the officer’s primary work location by more than 40 miles from the current office location; (ii) a material reduction of the officer’s base salary or employee benefits; (iii) any material reduction or diminution of the officer’s authority or responsibilities; (iv) a fundamental breach of the officer’s employment agreement; or (v) the failure of any successor of the Company to expressly in writing assume its obligations thereunder, in each case, provided that Mr. Cormack has provided us with two months advance written notice and an opportunity to cure such breach during such two-month period (any such termination without cause, due to disability or for Good Reason, an “Involuntary Termination”).
The Cormack Agreement provides that if there is an Involuntary Termination, we will be obligated to pay Mr. Cormack a lump sum equal to 18 months of his then-current base salary. In addition, Mr. Cormack will receive continued entitlement under group medical, dental and insurance plans, excluding short and long term disability plans and pension plans, to which Mr. Cormack and his family are entitled at Mr. Cormack’s termination date, to the extent such benefit plans permit, for 18 months (the “Cormack Benefit Plan Severance Period”) or until Mr. Cormack becomes employed elsewhere wherein comparable benefits are provided, whichever date comes first. To the extent continuance of a benefit plan, excluding short and long term disability plans and pension plans, is not permitted, OncoGenex Technologies will be obligated to pay Mr. Cormack an amount equal to the sum Mr. Cormack would be required to pay to receive comparable benefits for the Cormack Benefit Plan Severance Period. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, if there is an Involuntary Termination, then the time-based vesting restrictions (if any) will immediately lapse on an additional number of shares under all of Mr. Cormack’s outstanding compensatory equity in the Company (which includes any outstanding stock options granted to Mr. Cormack under the Company’s equity compensation plans) that would have time-vested if Mr. Cormack had continued in employment for 18 months following his Involuntary Termination.

The Cormack Agreement provides for additional termination benefits if there is an Involuntary Termination during the period beginning three months before and ending 12 months after a change in control of the Company or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control or such Involuntary Termination is made at the express request of the other party (or parties) to the transaction constituting such change in control (each, a “Change in Control Termination”). Upon a Change in Control Termination, we will be obligated to pay Mr. Cormack 24 months of his then-current base salary, plus a sum equal to 12 months of his average monthly bonus earnings, where such average is calculated over the 24 month period immediately preceding Mr. Cormack’s termination date and based on Mr. Cormack’s bonuses paid in such 24 month period. In addition, Mr. Cormack will receive continued entitlement under our benefit plans as described above (or an amount equal to the sum Mr. Cormack would be required to pay to receive comparable benefits if such continued entitlement is not permitted as described above), except that the Cormack Benefit Plan Severance Period will be 24 months instead of 18 months. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, upon a Change in Control Termination, all vesting restrictions (if any) will immediately lapse on all of Mr. Cormack’s compensatory equity in the Company effective as of his termination date.
All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Cormack’s execution, delivery and non-revocation of a general release of all litigation and other claims against us an our affiliates.
Anderson Agreement
As mentioned above, effective in February 2010, Mr. Anderson ceased to be an employee of the Company. Prior to his departure, Mr. Anderson’s employment relationship with us was governed by an employment agreement (the “Anderson Agreement”). The Anderson Agreement obligated us to provide Mr. Anderson with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for Good Reason, Mr. Anderson provided us with one month advance written notice and an opportunity to cure such breach during such one-month period.
The Anderson Agreement further provided that, in the event of an Involuntary Termination, we would owe Mr. Anderson a lump sum payment equal to nine months of his then-current base salary. In addition, the Anderson Agreement provided that he would receive continued entitlement under our group medical, dental and insurance plans, excluding short and long term disability plans and pension plans, to which Mr. Anderson and his family would be entitled at Mr. Anderson’s termination date, to the extent such benefit plans permit, for nine months (the “Anderson Benefit Plan Severance Period”) or until Mr. Anderson became employed elsewhere wherein comparable benefits are provided, whichever date comes first. To the extent continuance of a benefit plan, excluding short and long term disability plans and pension plans, is not permitted, we would be obligated to pay Mr. Anderson an amount equal to the sum Mr. Anderson would be required to pay to receive comparable benefits for the Anderson Benefit Plan Severance Period. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, if there were an Involuntary Termination, the time-based vesting restrictions (if any) would immediately lapse on an additional number of shares under all of Mr. Anderson’s outstanding compensatory equity in the Company (which includes any outstanding stock options granted to Mr. Anderson under the Company’s equity compensation plans) that would have time-vested if Mr. Anderson had continued in employment for nine months following his Involuntary Termination.
The Anderson Agreement provided for additional termination benefits in the event of an Involuntary Termination during the period beginning three months before and ending 12 months after a change in control of the Company or if such Involuntary Termination is required by the instrument relating to such change in control or such Involuntary Termination is made at the express request of the other party (or parties) to the transaction constituting such change in control (each, a “Change in Control Termination”). Upon a Change in Control Termination, we would be obligated to pay Mr. Anderson 12 months of his then-current base salary, plus a sum equal to 12 months of his average monthly bonus earnings, where such average would be calculated over the 24 month period immediately preceding Mr. Anderson’s termination date and based on Mr. Anderson’s bonuses paid in such 24 month period. In addition, Mr. Anderson would receive continued entitlement under benefit plans as described above (or an amount equal to the sum Mr. Anderson would be required to pay to receive comparable benefits if such continued entitlement is not permitted as described above), except that the Anderson Benefit Plan Severance Period would be 12 months instead of nine months. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, upon a Change in Control Termination, all vesting restrictions (if any) would immediately lapse on all of Mr. Anderson’s compensatory equity in the Company effective as of his termination date.
The Anderson Agreement provided that all termination benefits in the event of an Involuntary Termination or Change in Control Termination would be subject to Mr. Anderson’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.
In connection with Mr. Anderson’s departure from the Company in February 2010, Mr. Anderson’s agreement was amended to: (i) extend Mr. Anderson’s severance payment period from nine months to nine months and 12 days; (ii) provide Mr. Anderson with one month’s base compensation in lieu of the notice required under the Anderson Agreement; and (iii) provide that the time-based vesting restrictions shall immediately lapse on any equity awards of the Company that would have time-vested if Mr. Anderson had continued in employment through December 31, 2010, rather than only through December 19, 2010, as would have been the case under the Anderson Agreement. Mr. Anderson was therefore paid $187,361 as payment of a total of 10 months and 12 days base salary, as well as all unpaid vacation pay accrued through the termination date. This amount will be treated as a retiring allowance.

Jacobs Agreement
Our agreement with Cindy Jacobs (the “Jacobs Agreement”) provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for Good Reason, Dr. Jacobs has provided the Company with 30 days advance written notice and an opportunity to cure such breach during such 30-day period.
The Jacobs Agreement provides that if there is an Involuntary Termination, the Company will be obligated to pay Dr. Jacobs a lump sum equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her (and her dependents’) health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA, provided that the Company’s obligation to pay the monthly premium will cease when Dr. Jacobs becomes eligible to receive substantially equivalent health coverage in connection with new employment. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, if there is an Involuntary Termination, then the time-based vesting restrictions (if any) will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity in the Company (which includes outstanding stock options granted to Dr. Jacobs under the Company’s equity compensation plans) that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.
The Jacobs Agreement provides for additional termination benefits if there is an Involuntary Termination during the period beginning three months before and ending 12 months after a change in control of the Company or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control or such Involuntary Termination is made at the express request of the other party (or parties) to the transaction constituting such change in control (each, a “Change in Control Termination”). Upon a Change in Control Termination, the Company will be obligated to pay Dr. Jacobs 15 months of her then-current base salary, plus a sum equal to 12 months of her average monthly bonus earnings, where such average is calculated over the 24 month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24 month period. In addition, the Company’s payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, upon a Change in Control Termination, all vesting restrictions (if any) will immediately lapse on all of Dr. Jacobs’ compensatory equity in the Company effective as of her separation from service.
All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.
Potential Cost of Termination Payments
In the table below, we have estimated the potential cost to us of the compensation to which each Named Executive Officer would have been entitled if he or she experienced an Involuntary Termination or a Change in Control Termination effective December 31, 2009.

Named	Cash		Equity
Executive Officer	Severance(1)	Benefits	Compensation(2)		Total
Scott Cormack	702,417	7,943	121,671	(3)	832.031
Stephen Anderson	172,224	3,980	27,462	(4)	203,666
Cindy Jacobs	360,000	12,196	81,148	(5)	453,344

(1)	Amounts payable to Mr. Cormack and Mr. Anderson are denominated in Canadian dollars and have been translated into U.S. dollars based on the December 31, 2009 exchange rate of US$1.00 = CAD$1.0466.

(2)	For Mr. Cormack, Mr. Anderson and Dr. Jacobs, their employment agreements state that the time-based vesting restrictions associated with unvested options immediately lapse on any shares of common stock that would have time-vested if they had had continued in employment throughout their respective severance period as defined in their employment agreements. The amounts above represent the stock option expense that would be incurred by the Company in accordance with the guidance of FASB ASC Topic 718 in relation to options vested immediately upon termination in accordance with the terms of the individual’s employment agreements.

(3)	Represents stock option expense associated with the accelerated vesting of 25,000 options at an exercise price of $3.00 and 5,468 options with an exercise price of $22.28

(4)	Represents stock option expense associated with the accelerated vesting of 1,750 options at an exercise price of $22.28.

(5)	Represents stock option expense associated with the accelerated vesting of 17,500 options at an exercise price of $3.00 and 2,625 options at an exercise price of $22.28.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during fiscal year 2009.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a process for delivering documents to stockholders approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our annual report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.
If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may contact us by writing to OncoGenex Pharmaceuticals, Inc., Attention: Secretary, 1522 217th Place S.E., Bothell, Washington 98021. Eligible stockholders of record receiving multiple copies of our annual report and this Proxy Statement can request householding by contacting us in the same manner.
If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or Proxy Statement or you may request householding by notifying your broker, bank or nominee.
Stockholder Proposals to be Presented at Next Annual Meeting
Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2010 Annual Meeting must be received by us at our offices at 1522 217th Place S.E., Bothell, Washington 98021, no later than [        ] 2011. If the date is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Such proposals must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act in order to be included in our proxy statement for that meeting.
Stockholder proposals, other than those in respect of nominations for the Company’s Board of Directors, that are not intended to be included in our proxy materials for our 2010 Annual Meeting but that are intended to be presented by the stockholder from the floor must be received at our offices at 1522 217th Place S.E., Bothell, Washington 98021 no later than [        ], 2011. If the date of our 2010 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, then the deadline is a reasonable time before we send our proxy materials for that meeting.
If a stockholder wishes to nominate a person for election to the Board of Directors, such stockholder must follow the procedures set forth under the section entitled “Board of Directors — Director Nomination Process — Stockholder Nominations.”
Transaction of Other Business
At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Scott Cormack
Secretary
Bothell, Washington
[        ], 2010

APPENDIX A
2010 PERFORMANCE INCENTIVE PLAN

ONCOGENEX PHARMACEUTICALS, INC.
2010 PERFORMANCE INCENTIVE PLAN
This 2010 PERFORMANCE INCENTIVE PLAN (the “Plan”) established by OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), adopted by its Board of Directors on March [•], 2010 (the “Effective Date”) and approved by the Company’s stockholders on [•], 2010 (the “Approved Date”).
ARTICLE 1
PURPOSES OF THE PLAN
1.1 Purposes. The purposes of the Plan are (a) to enhance the ability of the Company and its Affiliated Companies to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.
ARTICLE 2
DEFINITIONS
For purposes of this Plan, in addition to other capitalized terms defined herein, the following terms shall have the meanings indicated:
2.1 Administrator. “Administrator” means the Board, subject to the Board’s authority to delegate responsibility for any matter to the Committee or to the Chief Executive Officer of the Company as set forth in Section 7.1 of the Plan.
2.2 Affiliated Company. “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.
2.3 Award. “Award” means an Option or Restricted Share issued to a Participant under the Plan.
2.4 Award Agreement. “Award Agreement” means an Option Agreement or Stock Purchase Agreement issued to a Participant pursuant to the Plan.
2.5 Board. “Board” means the Board of Directors of the Company.

2.6 Cause. “Cause” means, with respect to the termination of a Participant’s employment, termination of such employment by the Company for any of the following reasons:
(a) The continued refusal or omission by the Participant to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company;
(b) Any material act or omission by the Participant involving malfeasance or gross negligence in the performance of Participant’s duties to, or material deviation from any of the policies or directives of, the Company;
(c) Conduct on the part of Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company; or
(d) Any illegal act by Participant which materially and adversely affects the business of the Company or any felony committed by Participant, as evidenced by conviction thereof, provided that the Company may suspend Participant with pay while any allegation of such illegal or felonious act is investigated.
2.7 Change in Control. “Change in Control” shall mean the occurrence of any of the following events:
(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(b) A merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;
(c) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or
(d) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.
2.8 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.9 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.
2.10 Common Stock. “Common Stock” means the Common Stock of the Company, $0.001 par value, subject to adjustment pursuant to Section 4.2 hereof.

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2.11 Consultant. “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.
2.12 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.
2.13 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.
2.14 Employee. “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or any Affiliated Company.
2.15 Effective Date. “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.
2.16 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
2.17 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.
2.18 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:
(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is reported on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.
(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.
(c) If neither clause (a) nor (b) of this Section 2.18 is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

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2.19 FINRA Dealer. “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc.
2.20 Incentive Option. “Incentive Option” means any Option so designated by the Administrator and intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
2.21 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.
2.22 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.
2.23 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.
2.24 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.
2.25 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.
2.26 Optionee. “Optionee” means a Participant who holds an Option.
2.27 Participant. “Participant” means an individual or entity that holds an Award under the Plan.
2.28 Purchase Price. “Purchase Price” means the purchase price per Restricted Share.
2.29 Restricted Shares. “Restricted Shares” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.
2.30 Rule 16b-3 Covered Person. “Rule 16b-3 Covered Person” means any key Employee or member of the Board designated by the Administrator with respect to which any transaction involving Common Stock may be eligible for the exemption from Section 16(b) of the Exchange Act set forth in Rule 16b-3.
2.31 Section 162(m) Covered Employee. “Section 162(m) Covered Employee” means (i) an employee of the Company if, as of the close of the taxable year, such employee is the Principal Executive Officer of the Company (or an individual acting in such a capacity) and the three (3) officers of the Company (other than the Principal Financial Officer and the Principal Executive Officer) for whom total compensation is required to be reported to stockholders under the Exchange Act by reason of such individuals being among the three (3) highest compensated officers for the relevant taxable year and (ii) any other key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

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2.32 Service Provider. “Service Provider” means a Consultant, Employee, member of the Board or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.
2.33 Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Shares under the Plan.
2.34 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.
ARTICLE 3
ELIGIBILITY
3.1 Incentive Options. Only Employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are Employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.
3.2 Nonqualified Options and Restricted Shares. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Shares.
3.3 Section 162(m) Limitation for Options. The aggregate number of shares of Common Stock with respect to which Options may be granted to any Employee shall not exceed 450,000 shares of Common Stock during any calendar year. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options may be granted to any Employee shall not exceed 450,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company. Any shares subject to an Option granted during a calendar year to an Employee that can no longer under any circumstances be exercised or purchased for any reason under the Plan shall continue to count against the applicable limitations set forth above for such Employee during such calendar year.

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ARTICLE 4
GRANTING OF AWARDS
4.1 Shares Subject to the Plan. The shares of stock available as a basis for Awards shall be Common Stock. Such shares may be issued from either previously authorized but unissued shares or treasury shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Subject to the foregoing, a total of 450,000 shares of Common Stock may be issued under the Plan. Notwithstanding the limitation described in the preceding sentence, if an option granted pursuant to an equity compensation plan of the Company other than the Plan is outstanding as of the Approved Date and such option subsequently terminates or expires in accordance with its terms, the shares of Common Stock underlying such option which remain unexercised and unissued at the time of such termination or expiration, shall become available for grant or issuance under the Plan, subject to adjustment pursuant to Section 4.2 hereof, provided, however, that in no event will there be available greater than 450,000 shares of Common Stock for purposes of the issuance of Incentive Options under the Plan, subject to adjustment pursuant to Section 4.2 hereof.
(a) Cancelled or Forfeited Awards other than Restricted Shares. For purposes of the limitation set forth in this Section 4.1, if all or any portion of any Award, other than Restricted Shares, granted or offered under the Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such Award, then the shares of Common Stock allocable to such unexercised or forfeited portions of such Award shall not count against such limitation and shall again become available for grant or issuance under the Plan.
(b) Non-Replenishment of Reacquired Shares; Awards other than Restricted Shares for Reasons other than Cancellation or Forfeiture of Award. For purposes of the limitation set forth in this Section 4.1, any shares of Common Stock subject to an Award, other than Restricted Shares, and which are reacquired by the Company for any reason other than the cancellation or forfeiture of such Award as described in Section 4.1(a) shall count against such limitation. The Company shall hold all such shares of Common Stock that it reacquires as treasury shares, which shall not again become available for grant or issuance under the Plan.
(c) Replenishment of Reacquired Shares; Awards of Restricted Shares. For purposes of the limitation set forth in this Section 4.1, any shares of Common Stock that were initially the subject of a Stock Purchase Agreement, and which are reacquired by the Company for any reason, shall not count against such limitation and shall again become available for grant or issuance under the Plan.
4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares issuable thereafter under this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Sections 3.3 and 3.4 above, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

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4.3 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.4 Rule 16b-3 Covered Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to a Rule 16b-3 Covered Person shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule(s).
ARTICLE 5
OPTIONS
5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.
5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Option shall not be less than 100% of Fair Market Value on the date the Option is granted and (b) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Incentive Option may be granted with an Exercise Price lower than that set forth in clause (b) of the preceding sentence if such Incentive Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.
5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock acquired pursuant to the exercise of an Option (provided that shares acquired pursuant to the exercise of Options must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the waiver of compensation due or accrued to the Optionee for services rendered; (e) a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law, including the Sarbanes-Oxley Act of 2002, as amended. Any shares of Common Stock received by the Company in payment of the Exercise Price shall be held by the Company as treasury shares and shall not be made available for grant or issuance under the Plan.

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5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.
5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goal(s) or objectives, as shall be determined by the Administrator.
5.6 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000.
5.7 Nontransferability of Options. Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee unless it has been disposed of with the consent of the Administrator (which consent may be withheld in the Administrator’s sole and absolute discretion) pursuant to a DRO. Notwithstanding the foregoing, no Option shall be assignable or transferable in exchange for consideration.
5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.
ARTICLE 6
RESTRICTED SHARES
6.1 Issuance and Sale of Restricted Shares. The Administrator shall have the right to grant Restricted Shares subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Share Awards”). Such conditions shall include the Purchase Price to be paid by the grantee for such an Award, if any (but not less than the minimum lawful amount under applicable state law). Such conditions may also include, but are not limited to, continued employment or the achievement of specified performance goal(s) or objectives.

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6.2 Stock Purchase Agreements. A Participant shall have no rights with respect to the Restricted Shares covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price (if applicable) to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Shares, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.
6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the waiver of compensation due or accrued to the Participant for services rendered; or (e) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law, including the Sarbanes-Oxley Act of 2002, as amended.
6.4 Rights as a Stockholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Shares purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing Restricted Shares shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.
6.5 Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase, at the original Purchase Price, any Restricted Shares which have not vested as of the date of termination. Notwithstanding the foregoing, Restricted Share Awards may be transferred, with the consent of the Administrator, pursuant to a DRO (which consent may be withheld in the Administrator’s sole and absolute discretion).
6.6 Vesting of Restricted Shares. Subject to Section 6.5 above, the Stock Purchase Agreement shall specify the date or dates, the performance goal(s) or objectives that must be achieved, and any other conditions on which the Restricted Shares may vest.

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ARTICLE 7
ADMINISTRATION OF THE PLAN
7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to one or more Committees. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. Without limiting the foregoing, the Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder, and Section 16 of the Exchange Act and Rule 16b-3 under the Exchange Act. The Board (or the Committee, as applicable) may delegate to the Chief Executive Officer of the Company the authority to (i) designate new Employees who are not officers of the Company to be the recipient of Incentive Options, Nonqualified Options or Restricted Shares, and (ii) determine the number of shares of Common Stock to be subject to such Incentive Options, Nonqualified Options or Restricted Shares; provided, however, that the Board resolutions regarding such delegation of authority or an employee compensation program approved by the Board or Committee shall specify the maximum number of shares of Common Stock that may be subject to any Incentive Option, Nonqualified Option or Restricted Shares granted by the Chief Executive Officer depending upon the employee group of such new Employee; and provided, further, that the Chief Executive Officer may not grant Options to himself, or any other officer of the Company. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee or the Chief Executive Officer, the term Administrator shall mean the Committee or the Chief Executive Officer, as the case may be.
7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Option, the number of Restricted Shares to be offered, and the consideration to be received by the Company upon the exercise of or sale of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to any Award; (h) to extend the exercise date of any Award or acceptance date of any Award; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Award Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including advisors to the Company.

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7.3 Limitation on Liability. No Employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any Employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.
ARTICLE 8
CHANGE IN CONTROL
8.1 Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:
(a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.
(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.
(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.
(d) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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ARTICLE 9
AMENDMENT AND TERMINATION OF THE PLAN
9.1 Amendments. Subject to applicable law, including Nasdaq stockholder approval requirements, the Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.
9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the earlier of the Effective Date and the Approved Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.
ARTICLE 10
CANCELLATION & RESCISSION
10.1 Non-Competition. Unless an Option Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Options at any time if the Participant is not in compliance with all applicable provisions of the Option Agreement and the Plan or if the Participant engages in any “Adverse Activity.” For purposes of this Section 10.1, “Adverse Activity” shall include: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (ii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the Participant’s employment for Cause.
10.2 Agreement Upon Exercise. Upon exercise, payment or delivery pursuant to an Option Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of clauses (i) through (iii) of Section 10.1 hereof prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

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ARTICLE 11
TAX WITHHOLDING
11.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company in cash, an amount sufficient to satisfy any applicable federal, state, local or foreign tax withholding requirements with respect to any Options exercised, any Restricted Shares issued, or any other Award issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, in an amount determined on the basis of the lowest rate of withholding applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Award or as a result of the purchase of or lapse of restrictions on an Award, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of withholding based on the minimum statutory withholding rates for income tax and payroll tax purposes that are applicable to such supplemental taxable income.
11.2 Shares Withheld to Satisfy Withholding; Restricted Shares. Any shares of Common Stock received by the Company pursuant to Section 11.1 above with respect to Restricted Shares above shall not count against the applicable limits set forth in Article 4 hereof and shall again become available for grant or issuance under the Plan.
11.3 Shares Withheld to Satisfy Withholding; Awards other than Restricted Shares. Any shares of Common Stock received by the Company pursuant to Section 11.1 above with respect to Awards other than Restricted Shares shall be held by the Company as treasury shares and shall count against the applicable limits set forth in Article 4 hereof and shall not again become available for grant or issuance under the Plan.
ARTICLE 12
MISCELLANEOUS
12.1 Repricings Not Permitted. Notwithstanding anything herein to the contrary, the Administrator shall not have the authority to cause the repricing of any outstanding Options either through an adjustment to the Exercise Price or through the cancellation of an Option and regrant of a new Option or other Award in exchange for the cancelled Option (a “Repricing”), unless such Repricing is approved by a majority of the Company’s stockholders entitled to vote on such matter.

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12.2 Benefits Not Alienable. For so long as it is subject to any restrictions pursuant to this Plan or an Award Agreement, no Award or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or the applicable laws of descent and distribution or assignments pursuant to a DRO entered by a court of competent jurisdiction.
12.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.
12.4 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.
12.5 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.
12.6 Applicable Law. The validity, construction, interpretation and effect of this Plan and all Award Agreements hereunder shall be governed by and determined in accordance with the laws of the State of Washington except for matters of corporate law, in which case the provisions of the Delaware General Corporation Law shall govern.

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	CONTROL # →	000000000000
NAME

ONCOGENEX PHARMACEUTICALS, INC. - COMMON	SHARES	123,456,789,012.12345

	PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     ☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s). mark “For All Except” and write the number (s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
	☐	☐	☐
1. Election of Directors Nominees

01 Scott Cormack	02 Michelle Burris	03 Neil Clendeninn	04 Jack Goldstein	05 Martin Mattingly
06 H. Stewart Parker

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year endeding December 31, 2010.	☐	☐	☐

3.	To approve the 2010 Performance Incentive Plan.	☐	☐	☐

4.	To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000.	☐	☐	☐
NOTE: PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.
☐
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

ONCOGENEX PHARMACEUTICALS, INC Annual Meeting of Shareholders [ ], 2010 [ ] This proxy is solicited by the Board of Directors
The undersigned hereby nominates, constitutes and appoints Scott Cormack and Cameron Lawrence, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ONCOGENEX PHARMACTEUTICALS, INC., which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Dorsey & Whitney LLP, 701 Fifth Avenue, Suite 6100, Seattle, Washington, on [ ], 2010. at [ ] local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Cumulative voting
		NAME OF CANDIDATE	# OF VOTES CAST

1.1

1.2

1.3

(If you exercised cumulative voting, please mark corresponding box on the reverse side.)
(Continued and to be signed on reverse side)